EXHIBIT 99.1
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
United Guaranty Corporation (of North Carolina) and its subsidiaries

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholder of United Guaranty Corporation:
In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, comprehensive income, shareholder’s equity and cash flows present fairly, in all material respects, the financial position of United Guaranty Corporation and its subsidiaries (collectively the “Company”) at December 31, 2015 and December 31, 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note 8, Note 9, Note 11 and Note 14 to the consolidated financial statements, the Company has significant related party transactions with its parent, American International Group, Inc. and its subsidiaries.
/s/ PricewaterhouseCoopers LLP

New York, New York
March 30, 2016

UNITED GUARANTY CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
(dollars in thousands, except share data)	2015	2014
Assets:
Fixed maturity securities available for sale, at fair value (amortized cost $4,061,091 in 2015, $3,819,649 in 2014)	$4,089,591	$3,918,001
Short-term investments (amortized cost $123,331 in 2015, $189,780 in 2014)	123,331	189,780
Other invested assets (See Note 5)	2,472	62,030
Total investments	4,215,394	4,169,811
Cash	36,556	15,963
Accrued investment income	40,072	40,281
Deferred policy acquisition costs	93,947	90,109
Reinsurance recoverable on paid losses	2,114	—
Reinsurance recoverable on loss reserves	24,943	30,559
Reinsurance recoverable on unearned premium reserves	279,607	17,451
Premiums and insurance balances receivable	35,963	30,655
Property and equipment at cost, net of accumulated depreciation of $102,877 in 2015, $82,173 in 2014	59,118	58,541
Current income tax receivable	—	23,188
Deferred income taxes, net	639,330	650,595
Other assets	37,017	20,749
Total Assets	$5,464,061	$5,147,902
Liabilities:
Liability for unpaid losses and loss adjustment expenses	$738,018	$1,007,220
Unearned premiums	882,646	741,349
Reinsurance funds withheld	223,862	34,868
Deferred ceding commission	79,456	—
Current income taxes payable	32,973	—
Commissions, expenses and taxes payable	30,340	34,331
Other liabilities	57,880	53,548
Total liabilities	2,045,175	1,871,316
Contingencies and commitments (See Note 13)

Shareholder’s Equity:
Common stock, $1.00 par value;
5,000,000 shares authorized; 2,206 shares issued and outstanding	2	2
Additional paid-in capital	2,096,458	2,182,344
Accumulated other comprehensive (loss) income, net	(6,894)	44,727
Retained earnings	1,329,320	1,049,513
Total shareholder’s equity	3,418,886	3,276,586
Total liabilities and shareholder’s equity	$5,464,061	$5,147,902

See accompanying Notes to Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(dollars in thousands, except share data)	2015	2014	2013
Revenues:
Premiums written:
Direct and assumed	$1,067,411	$1,039,644	$1,086,714
Ceded	(416,123)	(37,687)	(51,090)
Net premiums written	651,288	1,001,957	1,035,624
Decrease (increase) in unearned premiums	120,858	(110,040)	(234,398)
Net premiums earned	772,146	891,917	801,226
Service revenue	12,126	5,308	5,520
Net investment income	139,230	137,236	131,540
Net realized capital losses	(893)	(2,895)	(3,468)
Total revenues	922,609	1,031,566	934,818

Losses and expenses:
Losses and loss adjustment expenses incurred	153,985	223,194	521,382
Acquisition expenses	74,918	71,119	78,847
General operating expenses	146,403	153,055	141,202
Total losses and expenses	375,306	447,368	741,431
Income before income tax	547,303	584,198	193,387
Income tax expense (benefit):
Current	152,332	345,152	210,113
Deferred	35,164	(154,639)	(179,437)
Income tax expense	187,496	190,513	30,676
Net income	$359,807	$393,685	$162,711
Net income per common share–basic and diluted	$163,104	$178,461	$73,758
Weighted average common shares outstanding–basic and diluted	2,206	2,206	2,206

See accompanying Notes to Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended December 31,
(dollars in thousands)	2015	2014	2013
Net income	$359,807	$393,685	$162,711

Other comprehensive (loss) income, net of tax:
Change in unrealized (depreciation) appreciation of investments	(45,988)	56,310	(99,325)
Change in foreign currency translation adjustments	(5,552)	(6,968)	6,956
Change in retirement plan liabilities adjustments	(81)	111	2
Other comprehensive (loss) income	(51,621)	49,453	(92,367)
Total comprehensive income	$308,186	$443,138	$70,344

See accompanying Notes to Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY
December 31, 2015, 2014 and 2013

(dollars in thousands)	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss), Net	Retained Earnings	Total Shareholder’s Equity
Balance, January 1, 2013	$2	$1,877,827	$87,641	$609,979	$2,575,449
Net income	—	—	—	162,711	162,711
Capital contribution from AIG	—	164,444	—	—	164,444
Dividends paid to AIG	—	—	—	(90,000)	(90,000)
Change in unrealized appreciation of investments, net of deferred tax	—	—	(99,325)	—	(99,325)
Change in foreign currency translation, net of deferred tax	—	—	6,956	—	6,956
Change in retirement plan liabilities, net of deferred tax	—	—	2	—	2
Balance, December 31, 2013	$2	$2,042,271	$(4,726)	$682,690	$2,720,237
Net income	—	—	—	393,685	393,685
Capital contribution from AIG	—	170,022	—	—	170,022
Return of capital to AIG	—	(29,949)	—	—	(29,949)
Dividends paid to AIG	—	—	—	(26,862)	(26,862)
Change in unrealized appreciation of investments, net of deferred tax	—	—	56,310	—	56,310
Change in foreign currency translation, net of deferred tax	—	—	(6,968)	—	(6,968)
Change in retirement plan liabilities, net of deferred tax	—	—	111	—	111
Balance, December 31, 2014	$2	$2,182,344	$44,727	$1,049,513	$3,276,586
Net income	—	—	—	359,807	359,807
Return of capital to AIG	—	(85,886)	—	—	(85,886)
Dividends paid to AIG	—		—	(80,000)	(80,000)
Change in unrealized appreciation of investments, net of deferred tax	—	—	(45,988)	—	(45,988)
Change in foreign currency translation, net of deferred tax	—	—	(5,552)	—	(5,552)
Change in retirement plan liabilities, net of deferred tax	—	—	(81)	—	(81)
Balance, December 31, 2015	$2	$2,096,458	$(6,894)	$1,329,320	$3,418,886

See accompanying Notes to Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(dollars in thousands)	2015	2014	2013
Cash Flows from Operating Activities:
Net income	$359,807	$393,685	$162,711
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	21,347	17,718	16,616
Impairments of property and equipment	10,519	6,714	2,937
Amortization of premium and discount on investments	13,882	13,676	15,052
Net realized capital losses	893	2,895	3,468
Change in accrued investment income	209	945	1,849
Deferred policy acquisition costs capitalized	(33,500)	(44,426)	(42,396)
Amortization of deferred policy acquisition costs	29,662	22,440	19,193
Change in insurance balances receivable and payable	(5,308)	2,043	(2,398)
Change in reinsurance recoverable on paid losses	(2,114)	5,440	10,732
Change in reinsurance recoverable on loss reserves	5,616	32,440	61,014
Change in reinsurance recoverable on unearned premium reserves	(262,156)	(9,247)	(4,638)
Change in reinsurance balances payable	188,994	10,613	1,313
Change in deferred ceding commission	79,456	—	—
Change in current income taxes	(29,657)	181,375	321,586
Change in deferred income taxes	35,129	(154,331)	(171,027)
Change in liability for unpaid losses and loss adjustment expenses	(266,042)	(334,824)	(607,128)
Change in unearned premiums	141,337	119,478	238,910
Change in commissions, expenses and taxes payable	(3,991)	(7,082)	994
Change in other assets and liabilities	(11,627)	(10,556)	(46,539)
Net cash provided by (used in) operating activities	$272,456	$248,996	$(17,751)
Cash Flows from Investing Activities:
Purchase of fixed maturity securities available for sale	(1,507,871)	(1,219,858)	(1,612,151)
Proceeds from sales of fixed maturity securities available for sale	618,964	460,982	223,723
Maturities of fixed maturity securities available for sale	547,493	593,430	1,052,339
Net change in short-term investments	65,587	8,473	453,010
Purchase of other invested assets	(6,482)	(40,812)	(22,741)
Proceeds from sales of other invested assets	66,039	2,340	—
Purchases of property and equipment	(32,443)	(29,042)	(22,614)
Net cash (used in) provided by investing activities	$(248,713)	$(224,487)	$71,566
Cash Flows from Financing Activities:
Dividends paid to AIG	(1,746)	(20,000)	(90,000)
Net cash used in financing activities	$(1,746)	$(20,000)	$(90,000)
Effect of exchange rate changes on cash	(1,404)	(2,306)	2,155
Change in cash	20,593	2,203	(34,030)
Cash at beginning of year	15,963	13,760	47,790
Cash at end of year	$36,556	$15,963	$13,760
Supplementary disclosure of cash flow information:
Cash paid (received) during the period for:
Income tax	$174,946	$160,281	$(119,482)
Interest	$1	$9	$3
Non-cash investing and financing activity:
Non-cash dividends to AIG	$(78,254)	$(6,862)	$—
Non-cash (return of) contribution of capital to AIG	$(85,886)	$140,073	$164,444

See accompanying Notes to Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business
United Guaranty Corporation (“UGCNC”) has been a wholly-owned subsidiary of American International Group, Inc. (“AIG”) since 1981.
UGCNC operates its U.S. business through its primary operating subsidiaries, United Guaranty Residential Insurance Company (“UGRIC”) and United Guaranty Mortgage Indemnity Company (“UGMIND”). UGRIC and UGMIND offer mortgage insurance products that provide mortgage lenders and investors protection against default on a portion of the unpaid principal balance of a covered mortgage. Each of the primary operating subsidiaries is approved as a private mortgage guaranty insurer by the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac,” and together with Fannie Mae, the “GSEs”). UGCNC and its subsidiaries are collectively referred to in the consolidated financial statements as the “Company,” “we” or “our.”
Internationally, UGCNC provides first-lien mortgage insurance in Hong Kong through its subsidiary, AIG United Guaranty Insurance (Asia) Limited (“UG Asia”). UG Asia is party to a 100 percent quota share reinsurance agreement with National Union Fire Insurance Company of Pittsburgh, Pa. (“NUFIC”), an AIG affiliate, and as such cedes all the insurance in force (“IIF”) and risk in force (“RIF”) it writes to NUFIC pursuant to the agreement. See Note 11.
The Company has a number of businesses in the United States and in certain international markets that are not actively writing new business and are considered to be in run-off. Domestically, the Company has a run-off second-lien mortgage insurance business and a run-off business of privately originated insured student loans. The Company also has run-off first-lien mortgage insurance businesses in Mexico and Korea. None of the run-off businesses are significant to total IIF or RIF as of December 31, 2015 and 2014.
The Company has a single operating segment, First-Lien U.S. Mortgage Guaranty. All other operations and results of the Company are reported in Corporate and Other. See Note 4.

2.	Basis of Presentation
The accompanying financial statements of the Company are presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”).
The consolidated financial statements include the accounts of UGCNC, its subsidiaries and those entities required to be consolidated under applicable accounting standards. All intercompany transactions and balances have been eliminated.
These consolidated financial statements have been prepared on a standalone basis and were derived from AIG’s consolidated financial statements and accounting records. The consolidated financial statements include our assets, liabilities, revenues, expenses and cash flows. For each of the periods presented, UGCNC was a wholly-owned subsidiary of AIG.
The historical financial statements include allocations of certain AIG expenses. We believe the assumptions and methodologies underlying the allocation of these expenses are reasonable. These allocated expenses relate to various services that have historically been provided to us by AIG, including investment management, cash management and treasury services, information technology services and administrative services (such as tax, human resources and employee benefit administration). These allocations were made on a direct usage basis when identifiable, with the remainder allocated on the basis of revenue, expenses, headcount or other relevant measures. See Note 14 for further information regarding the allocation of AIG’s expenses.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	Summary of Significant Accounting Policies
Use of estimates: The preparation of financial statements in accordance with GAAP requires the application of accounting policies that often involve a significant degree of judgment. Accounting policies that we believe are most dependent on the application of estimates and assumptions are considered critical accounting estimates and are related to the determination of:

•	liability for unpaid losses and loss adjustment expenses;

•	unearned premiums;

•	deferred policy acquisition costs (“DAC”) and ceding commissions;

•	impairment charges, including other-than-temporary impairments on available-for-sale securities;

•
income tax assets and liabilities, including recoverability of our net deferred tax asset and the predictability of future tax operating profitability of the character necessary to realize the net deferred tax asset;

•	reinsurance assets;

•	fair value measurements of certain financial assets and liabilities; and

•	liability for legal contingencies.
These accounting estimates require the use of assumptions, some of which are highly uncertain at the time of estimation. To the extent actual experience differs from the assumptions used, our consolidated financial conditions, results of operations and cash flows could be materially affected.
Liability for unpaid losses and loss adjustment expenses: Although the Accounting Standards Codification (“ASC”) 944, established by the Financial Accounting Standards Board (“FASB”) for accounting and reporting by insurance entities, specifically excludes mortgage guaranty insurance from the guidance on establishing liability for losses and loss adjustment expenses, we follow the principles in concept and application. Reserves for mortgage guaranty insurance losses and allocated loss adjustment expenses are established for mortgage loan delinquencies when we are notified that a borrower has missed two or more mortgage payments. We also make estimates of delinquencies that have been incurred but have not been reported (“IBNR”) by loan servicers, based upon historical reporting trends, and establish IBNR reserves for those estimates. The Company also establishes reserves for unallocated loss adjustment expenses not associated with a specific claim. The loss adjustment expenses consist of the estimated cost of the claim administration process, including legal and other fees as well as other general expenses of administering the claims settlement process. Reserves are ceded to reinsurers under our reinsurance agreements. The Company does not establish reserves for future claims on insured loans which are not currently delinquent.
Estimating our mortgage insurance loss reserves involves significant reliance upon assumptions and estimates with regard to the likelihood, magnitude and timing of each potential loss, including an estimate of the number of delinquent loans that will be successfully cured, rescinded or denied. Additional analyses are also employed, such as a review of losses as a percent of RIF. The models, assumptions and estimates we use to establish loss reserves may prove to be inaccurate, especially during an extended economic downturn or a period of extreme market volatility and uncertainty. Any changes in our estimates for previously established reserves are reflected in results of operations in the current period. See Note 7 and Note 11.
Premiums and service revenue: Contracts for mortgage guaranty insurance are generally guaranteed as non-cancellable by the insurer and payable at the insured’s option on a monthly, annual or single premium basis. Premiums written for monthly pay contracts are recognized as earned in the month that coverage is effective.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Premiums written for annual pay contracts are earned over the twelve months on a monthly pro rata basis. Premiums written under policies having single premium payments for the entire policy term are initially deferred as unearned premium reserve and amortized into earnings over the policy life in accordance with the expiration of risk based on the Company’s estimated loss emergence pattern. Estimates of loss emergence are evaluated annually and adjustments to the estimated earnings patterns are made, if warranted, on a prospective basis. For borrower-paid mortgage insurance, coverage ceases at the earlier of prepayment or when the original principal is amortized to a 78 percent loan-to-value ratio in accordance with the Homeowners Protection Act of 1998. Premiums received on rescinded coverage are refunded in their entirety.
Service revenue consists of fees received for loan evaluation and contract underwriting services. Service revenue is recognized when evidence of an arrangement exists, the services have been performed, the fee is fixed and determinable, and collection of the resulting receivable is reasonably assured.
Deferred policy acquisition costs and ceding commissions: DAC represent those costs that are incremental and directly related to the successful acquisition of new insurance contracts. Such costs include premium taxes, a portion of employee compensation, and other policy issuance and underwriting expenses. DAC are net of that portion of ceding commissions associated with our reinsurance agreements that represent the recovery of policy acquisition costs. The portion of ceding commissions received under our reinsurance arrangements related to these costs are also deferred and accounted for using similar assumptions.
DAC are amortized in proportion to estimated gross profit. We estimate gross profit based on certain assumptions including the persistency rate and loss emergence patterns for each policy year, which are evaluated annually. The total amortization recorded to date is adjusted by a charge or credit to our consolidated statements of income if actual experience or other evidence suggests that previous estimates should be revised. Considerable judgment is used in evaluating these estimates and the assumptions on which they are based. The use of different assumptions may have a significant effect on the amortization of DAC.
Policy acquisition costs deferred were $33.5 million, $44.4 million and $42.4 million for the years ended December 31, 2015, 2014 and 2013, respectively. Amortization of DAC, net of associated ceding commissions, totaled $29.7 million, $22.4 million and $19.2 million for the years ended December 31, 2015, 2014 and 2013, respectively, and were included in acquisition expenses on the consolidated statements of income.
The portion of ceding commissions that do not represent the recovery of deferred policy acquisition costs is recorded as a deferred ceding commission liability and amortized into general operating expenses, if the amount is intended to reimburse the Company for future maintenance cost, or other income. Amortization is over the remaining life of the policies covered by the reinsurance agreement using assumptions consistent with amortization of DAC. General operating expenses reflect amortized ceding commissions of $21 million, $2 million and $2 million for the periods ended December 31, 2015, 2014 and 2013, respectively.
Income taxes: We and our subsidiaries are part of AIG’s consolidated federal income tax group and have recorded taxes in accordance with the Company’s accounting policy which states that federal taxes will be computed on a separate return with benefits for loss basis. Under this method, U.S. federal income taxes generally were allocated to UGCNC and UGCNC’s subsidiaries as if each entity were filing its own separate company return except that the net operating losses and certain other tax attributes are characterized as realized (or realizable) when those tax attributes are realized (or realizable) by AIG. The Company and its eligible subsidiaries are subject to alternative minimum tax (“AMT”) only if the AIG consolidated tax group is subject to AMT.
For purposes of determining the Company’s standalone tax liability, in addition to the provisions noted above, the relevant tax sharing agreements stipulate that separate company taxable income will, among other things, be calculated as if the Company reported its gross written premium in accordance with the so-called “annual method” as provided for

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
in Treasury Regulation section 1.832-4(a)(5)(v), notwithstanding that AIG’s U.S. federal consolidated income tax return reports the Company’s taxable income based on the so-called “accelerated method” as provided for in Treasury Regulation section 1.832-4(a)(5)(i). Differences between tax amounts computed under accelerated method versus amounts due under the tax sharing agreements with AIG are recorded as equity transactions (i.e., capital contribution or return of capital).
The Company accounts for state income taxes on a separate return basis. UGCNC files as part of a unitary combined income tax return filing with AIG in certain states. The Company accrued current and deferred taxes as if it filed on a standalone unitary basis.
Deferred income taxes are determined under the asset and liability method and are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates expected to apply to taxable income in the periods in which the deferred tax liability or asset is expected to be settled or realized. The effect of tax rate changes on deferred taxes is recognized in the income tax provision in the period that includes the enactment date. The Company provides a valuation allowance against deferred tax assets when it is more likely than not that such deferred tax assets will not be realized in the foreseeable future. U.S. federal deferred tax assets are realizable when considered in the context of the Company’s own operations or that of AIG while state deferred tax assets are realizable when considered in the context of the Company’s own operations.
The Company provides for uncertain tax positions and the related interest and penalties based on our assessment of whether a tax benefit is more likely than not to be sustained under any examination by the taxing authorities. Interest and penalties related to unrecognized tax benefits would be recognized in income tax expense.
Reinsurance: In the ordinary course of business, we use reinsurance to manage our risk aggregations, shape our insured portfolio and support our PMIERs compliance. All of the Company’s reinsurance arrangements meet risk transfer requirements. Reinsurance assets include the balances due from reinsurance companies under the terms of the reinsurance agreements for paid and unpaid losses and loss adjustment expenses and ceded unearned premiums. The Company’s reinsurance arrangements do not relieve the Company from its direct obligation to its insureds. Thus, a credit exposure exists to the extent that any reinsurer fails to meet the obligations assumed under any reinsurance agreement. Substantial collateral is maintained as security under certain reinsurance agreements in the form of cash and securities held in trust, and/or letters of credit. A provision would be recorded for estimated unrecoverable reinsurance. As of December 31, 2015 and 2014, the Company determined that no such provisions were required.
The Company has significant reinsurance agreements in place with certain AIG affiliates. See Note 11 and Note 17.
In 2015, the Company also entered into a reinsurance agreement with Bellemeade Re Ltd. (“Bellemeade Re”), a Bermuda based special purpose reinsurance company, which provided for approximately $300 million of aggregate excess of loss reinsurance coverage at inception for new delinquencies. See Note 11.
A portion of the Company’s reinsurance activity is with lender captive reinsurance companies. The typical captive structure includes a trust, which is initially funded by its sponsor (typically the lending institution) with capital and subsequently funded by the Company with ceded premium. The funds within the trust are used to reimburse the Company’s ceded losses up to the captive’s trust balance. The Company discontinued ceding new business premium from policy years after 2009 to the majority of captive reinsurers and all premiums from policy years beginning in 2013. See Note 11 and Note 13.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Ceded reinsurance premiums: Ceded reinsurance premiums are charged to income on a pro rata basis over the terms of the reinsurance contracts, which approximate the period of risk over which insurance protection is provided for covered risks. The Company did not have any retrospective reinsurance contracts in force for the years ended December 31, 2015, 2014 and 2013.
Investments: The Company’s investment portfolio is managed by an affiliate of AIG. Purchases, sales, and related investment management decisions are conducted by the Company with the advice of the AIG affiliate. As part of these services, the Company is charged a fee in accordance with an investment management agreement entered into between both parties. These fees are charged to investment expense and are included in net investment income in the Consolidated Statements of Income.
Fixed maturity securities classified as held to maturity are carried at amortized cost when we have the ability and positive intent to hold these securities until maturity. When we do not have the ability or positive intent to hold fixed maturity securities until maturity, these securities are classified as available-for-sale and are measured at fair value. None of our fixed maturity securities met the criteria for held to maturity classification at December 31, 2015 or 2014.
Fixed maturity securities classified as available-for-sale are carried at fair value. Unrealized gains and losses from available-for-sale investments in fixed maturity securities are reported as a component of accumulated other comprehensive income (losses), net, in shareholder’s equity. Gains and losses on the sale of fixed maturity securities are recorded on a trade-date basis.
Premiums and discounts arising from the purchase of fixed maturity securities classified as available-for-sale are treated as yield adjustments over their estimated holding periods, until maturity, or call date, if applicable. For investments in certain Commercial Mortgage-Backed Securities (“CMBS”) and Collateralized Debt Obligations/Asset-Backed Securities (“CDO/ABS”) (collectively, “Structured Securities”), recognized yields are updated upon impairment based on current information regarding the amount of expected undiscounted future cash flows. When estimating future cash flows for Structured Securities, we consider the historical performance of underlying assets and available market information as well as bond-specific structural considerations such as credit enhancement and priority of payment structure of the security. See Note 5.
If we intend to sell a fixed maturity security or it is more likely than not that we will be required to sell a fixed maturity security before recovery of its amortized cost basis and the fair value of the security is below amortized cost, an other-than-temporary impairment has occurred, and we write down the amortized cost to current fair value and recognize a corresponding charge to realized capital losses. When assessing our intent to sell a fixed maturity security, or whether it is more likely than not that we will be required to sell a fixed maturity security before recovery of its amortized cost basis, we evaluate relevant facts and circumstances including, but not limited to, decisions to reposition our investment portfolio, sales of securities to meet cash flow needs and sales of securities to take advantage of favorable pricing.
For fixed maturity securities for which a credit impairment has occurred, the amortized cost is written down to the estimated recoverable value with a corresponding charge to realized capital losses. The estimated recoverable value is the present value of cash flows expected to be collected, as we determine. The difference between fair value and amortized cost that is not related to a credit impairment is presented in unrealized appreciation (depreciation) of fixed maturity securities on which other-than-temporary credit impairments are recognized (a separate component of accumulated other comprehensive income).

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For corporate, municipal and sovereign fixed maturity securities determined to be credit-impaired, we consider the recoverable value to be equal to fair value when available information does not indicate that another value is more relevant or reliable. When we identify information that supports a recoverable value other than the fair value, the determination of a recoverable value considers scenarios specific to the issuer and the security, and may be based upon estimates of outcomes of corporate restructurings, political and macroeconomic factors, stability and financial strength of the issuer, the value of any secondary sources of repayment and the disposition of assets.
We consider severe price declines in our assessment of potential credit impairments. We may also modify our model inputs when we determine that price movements in certain sectors are indicative of factors not captured by the cash flow models.
Fair value of financial instruments: We carry certain of our financial instruments at fair value. We define the fair value of a financial instrument as the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We are responsible for the determination of the value of the investments carried at fair value and the supporting methodologies and assumptions.
The degree of judgment used in measuring the fair value of financial instruments generally inversely correlates with the level of observable valuation inputs. We maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Financial instruments with quoted prices in active markets generally have more pricing observability so less judgment is used in measuring their fair value. Conversely, financial instruments for which no quoted prices are available have less observability and are measured at fair value using valuation models or other pricing techniques that require more judgment. Pricing observability is affected by a number of factors, including the type of financial instrument, whether the financial instrument is new to the market and not yet established, the characteristics specific to the transaction, liquidity and general market conditions.
Assets and liabilities recorded at fair value in the Consolidated Balance Sheets are measured and classified in accordance with a fair value hierarchy consisting of three “levels” based on the observability of valuation inputs:

•
Level 1: Fair value measurements based on quoted prices in active markets that we have the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets. We do not adjust the quoted price for such instruments.

•
Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•
Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. Both observable and unobservable inputs may be used to determine the fair values of positions classified in Level 3. The circumstances for using these measurements include those in which there is little, if any, market activity for the asset or liability. Therefore, we must make certain assumptions about the inputs a hypothetical market participant would use to value that asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Short-term investments: Short-term investments consist of interest-bearing cash equivalents, time deposits and other investments, such as commercial paper, with original maturities within one year from the date of purchase. The carrying values of short-term investments approximate fair values because of the relatively short period of time between origination and expected realization and their limited exposure to credit risk.
Cash: Cash represents cash on hand and non-interest bearing demand deposits. Checks issued but not presented to the banks for payment may create overdraft balances. Such overdrafts are included in other liabilities.
Premiums and insurance balances receivable: Premiums and insurance balances receivable consist of premiums due on our mortgage insurance policies. If mortgage insurance premiums are unpaid for more than 90 days, the receivable is written off against earned premium. For all periods presented, no provision or allowance for premiums receivable was required.
Net investment income: Net investment income primarily represents interest income net of related expenses, including amortization of premiums and accretion of discounts on bonds.
Net realized capital gains (losses): Net realized capital gains and losses are determined by specific identification of individual investments sold. The net realized capital gains and losses are generated primarily from the sales of investments and exchange gains and losses resulting from foreign currency transactions.
Premium deficiency reserves (“PDR”): PDR are required when the present value of expected future losses and expenses exceeds the present value of expected future premiums, already recorded reserves and DAC. The discount rate used in the calculation of the PDR is based upon anticipated investment income. For purposes of our premium deficiency analysis, we group our insurance products into four categories, first-lien, second-lien, student loan and international.
Calculations of PDR require the use of significant judgments and estimates to determine the present value of future premium and present value of expected losses and expenses on our business. The present value of future premium relies on, among other factors, assumptions about persistency and repayment patterns on underlying loans. The present value of expected losses and expenses depends on assumptions relating to severity of claims and claim rates on current defaults and expected defaults in future periods. These assumptions also include an estimate of expected rescission activity. Assumptions used in calculating PDR can be affected by volatility in the housing and mortgage lending industries and these effects could be material. To the extent premium patterns and actual loss experience differ from the assumptions used in calculating PDR, the differences between the actual results and our estimate may affect future period earnings. As of December 31, 2015 and 2014, the Company concluded that no PDR was required for any of the four product categories.
Property and equipment: Property and equipment is recorded at cost net of depreciation. Depreciation is recorded on a straight-line basis for the Company’s occupied real estate, furniture and equipment, and computer hardware and software over the estimated useful lives of 39, seven and five years, respectively. All property and equipment is assessed for impairment when impairment indicators exist.
Variable interest entities: We are involved in variable interest entities (“VIEs”), as defined under GAAP, and, accordingly, we evaluate the VIEs to determine whether we are the primary beneficiary and are required to consolidate the assets and liabilities of the entity. The primary beneficiary of a VIE is the enterprise that (1) has the power to direct the activities of the VIE that most significantly impact its economic performance and (2) has the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. The determination of the primary beneficiary for a VIE can be complex and requires management judgment regarding the expected results of the entity and how those results are absorbed by beneficial interest holders, as well as which party has the power to direct activities that most significantly impact the performance of the VIE.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Other assets: Other assets consist of internally developed software in the process of development, prepaid expenses and other miscellaneous assets.
Other liabilities: Other liabilities consist of bank overdrafts, incentive compensation liabilities and other payables.
Earnings per share (“EPS”): Basic EPS are calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding. The weighted average number of shares of common stock outstanding is adjusted to reflect all stock dividends and stock splits. Diluted EPS include the components of basic EPS plus shares of common stock that would have been outstanding assuming issuance of common stock for all dilutive instruments. The Company has no instruments outstanding that would be dilutive to EPS. As a result, there is no difference between diluted EPS and basic EPS.
Foreign currency: Financial statements of subsidiaries in foreign currencies are translated into U.S. dollars. Functional currency assets and liabilities are translated into U.S. dollars generally using rates of exchange prevailing at the balance sheet date for each respective subsidiary and the related translation adjustments are recorded as a component of Accumulated Other Comprehensive Income, net of any related taxes.
AIG share-based compensation: There are no UGCNC share-based compensation plans. However, certain of our employees were granted awards under AIG long-term incentive (“LTI”) plans. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period which generally corresponds to the vesting period. The fair value of awards classified as liabilities is remeasured at each reporting period until the award is settled. Awards under the AIG LTI plans generally vest over periods ranging from three to five years. See Note 8.
Contingent liabilities: Amounts are accrued for the resolution of contingent liabilities outside of the normal course of business that either have been asserted or are deemed probable of assertion if, in the opinion of management, it is both probable that a liability has been incurred and the amount of the liability can be reasonably estimated. In many cases, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until years after the contingency arises, in which case, no accrual is made until that time. See Note 13.
Accounting Standards Adopted During 2015
Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure
In January 2014, the FASB issued an accounting standard that clarifies that a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, so that the loan is derecognized and the real estate property is recognized, when either (1) the creditor obtains legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveys all interest in the residential real estate property to the creditor to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement.
We adopted the standard on its required effective date of January 1, 2015. The adoption of this standard had no material effect on our consolidated financial condition, results of operations or cash flows.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Future Application of Accounting Standards
Revenue Recognition
In May 2014, the FASB issued an accounting standard that supersedes most existing revenue recognition guidance. The standard excludes from its scope the accounting for insurance contracts, leases, financial instruments, and certain other agreements that are governed under other GAAP guidance, but could affect the revenue recognition for certain of our other activities.
The standard is effective for interim and annual reporting periods beginning after December 15, 2017 and may be applied retrospectively or through a cumulative effect adjustment to retained earnings at the date of adoption. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. We plan to adopt the standard on its required effective date of January 1, 2018, and are assessing the impact of the standard on our consolidated financial condition, results of operations and cash flows.
Accounting for Share-Based Payments with Performance Targets
In June 2014, the FASB issued an accounting standard that clarifies the accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. The standard requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition.
The standard is effective for interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted. The standard may be applied prospectively to all awards granted or modified after the effective date or retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. We intend to adopt the standard on its required effective date of January 1, 2016 and do not expect the adoption of the standard to have a material effect on our consolidated financial condition, results of operations and cash flows.
Consolidation: Amendments to the Consolidation Analysis
In February 2015, the FASB issued an accounting standard that affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. Specifically, the amendments modify the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities; eliminate the presumption that a general partner should consolidate a limited partnership; affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds.
The standard is effective for interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. The standard may be applied retrospectively or through a cumulative effect adjustment to retained earnings as of the beginning of the year of adoption.
We intend to adopt the standard on its required effective date of January 1, 2016. The adoption of this standard is not expected to have a material effect on our consolidated financial condition, results of operations or cash flows.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Short Duration Insurance Contracts
In May 2015, the FASB issued an accounting standard that requires additional disclosures (including accident year information) for short-duration insurance contracts. New disclosures about the liability for unpaid losses and loss adjustment expenses will be required of public business entities for annual periods beginning after December 15, 2015. The annual disclosures by accident year include: disaggregated net incurred and paid claims development tables segregated by business type (not required to exceed 10 years), reconciliation of total net reserves included in development tables to the reported liability for unpaid losses and loss adjustment expenses, IBNR information, quantitative information and a qualitative description about claim frequency, and the average annual percentage payout of incurred claims. Further, the new standard requires, when applicable, disclosures about discounting liabilities for unpaid losses and loss adjustment expenses and significant changes and reasons for changes in methodologies and assumptions used to determine unpaid losses and loss adjustment expenses. In addition, the roll-forward of the liability for unpaid losses and loss adjustment expenses currently disclosed in annual financial statements will be required for interim periods beginning in the first quarter of 2017. Early adoption of the new annual and interim disclosures is permitted.
We are currently evaluating the impact to our financial statements and future disclosures as a result of this standard.
Customer Accounting for Fees Paid in a Cloud Computing Arrangement
In April 2015, the FASB issued an accounting standard that provides guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The guidance does not change GAAP applicable to a customer’s accounting for service contracts. Consequently, all software licenses will be accounted for consistent with other licenses of intangible assets.
The standard is effective for interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted. The standard may be adopted prospectively to all arrangements entered into or materially modified after the effective date or retrospectively. We intend to adopt the standard on its required effective date of January 1, 2016 and do not expect the adoption of the standard to have a material effect on our consolidated financial condition, results of operations or cash flows.
Recognition and Measurement of Financial Assets and Financial Liabilities
In January 2016, the FASB issued an accounting standard that affects the recognition, measurement, presentation, and disclosure of financial instruments. Specifically, under the new standard, equity investments (other than those accounted for using the equity method of accounting or those subject to consolidation) will be measured at fair value with changes in fair value recognized in earnings. Also, for those financial liabilities for which fair value option accounting has been elected, the new standard requires changes in fair value due to instrument-specific credit risk to be presented separately in other comprehensive income. The standard also updates certain fair value disclosure requirements for financial instruments carried at amortized cost.
The standard is effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption of certain provisions is permitted. We are assessing the impact of the standard on our consolidated financial condition, results of operations and cash flows.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Leases
On February 26, 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This standard will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosures about the amount, timing and uncertainty of cash flows arising from leases.
The standard is effective for annual and interim reporting periods beginning after December 15, 2018. We are assessing the impact of the standard on our consolidated financial condition, results of operations and cash flows.

4.	Segment Information
The Company reports its results of operations consistent with the manner in which the Company’s CODM review the businesses to assess performance and make decisions about resources to be allocated; the Company has identified a single reportable segment, First-Lien U.S. Mortgage Guaranty. All other results are reported as Corporate and Other.
First-Lien U.S. Mortgage Guaranty includes primary mortgage insurance products offered to mortgage lenders principally through our primary operating subsidiaries, UGRIC and UGMIND. First-Lien U.S. Mortgage Guaranty also includes structured mortgage insurance products. The Company has not written any new structured mortgage insurance coverage since 2008.
Corporate and Other results include run-off second-lien mortgage insurance, run-off student loan default insurance, run-off and other international results, our loan evaluation and contract underwriting services and certain holding company items.
Pre-tax operating income (loss) is an important measure of performance used by our CODM in our First-Lien U.S. Mortgage Guaranty segment. Pre-tax operating income (loss) is derived by excluding net realized capital gains (losses) from income before income taxes. Net realized capital gains (losses) can vary significantly across periods as the activity is highly discretionary based on the timing of individual security sales due to such factors as market opportunities, our tax and capital profile, and overall market cycles. As such, net realized capital gains (losses) are not viewed by the CODM as part of the operating performance of our primary activity.
We allocate corporate expenses to our First-Lien U.S. Mortgage Guaranty segment based on percentage of effort spent.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table presents the Company’s pre-tax operating income for its reportable segment and Corporate and Other:

(dollars in thousands)	Total Revenues	Net Investment Income	Depreciation and Amortization	Pre-Tax Operating Income
Year Ended December 31, 2015
First-Lien U.S. Mortgage Guaranty	$857,995	$127,464	$6,746	$480,287
Corporate and Other	65,506	11,766	14,601	67,909
Total pre-tax operating income	923,502	139,230	21,347	548,196
Reconciling items from pre-tax operating income to pre-tax income:
Net realized capital losses	(893)	—	—	(893)
Income before income tax	$922,609	$139,230	$21,347	$547,303
Year Ended December 31, 2014
First-Lien U.S. Mortgage Guaranty	$932,368	$123,867	$6,854	$495,131
Corporate and Other	102,093	13,369	10,864	91,962
Total pre-tax operating income	1,034,461	137,236	17,718	587,093
Reconciling items from pre-tax operating income to pre-tax income:
Net realized capital losses	(2,895)	—	—	(2,895)
Income before income tax	$1,031,566	$137,236	$17,718	$584,198
Year Ended December 31, 2013
First-Lien U.S. Mortgage Guaranty	$809,431	$115,575	$6,614	$177,327
Corporate and Other	128,855	15,965	10,002	19,528
Total pre-tax operating income	938,286	131,540	16,616	196,855
Reconciling items from pre-tax operating income to pre-tax income:
Net realized capital losses	(3,468)	—	—	(3,468)
Income before income tax	$934,818	$131,540	$16,616	$193,387

The following table presents the Company’s year-end identifiable assets for its reportable segment and Corporate and Other:

	As of December 31,
(dollars in thousands)	2015	2014
First-Lien U.S. Mortgage Guaranty	$4,885,497	$4,505,355
Corporate and Other	578,564	642,547
Total	$5,464,061	$5,147,902

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following tables present the Company’s consolidated total revenues and real estate and other fixed assets, net of accumulated depreciation, by major geographic area:

	Total Revenues
	Year Ended December 31,
(dollars in thousands)	2015	2014	2013
U.S.	$917,850	$1,022,438	$917,648
Foreign	4,759	9,128	17,170
Total	$922,609	$1,031,566	$934,818

	Real Estate and Other Fixed Assets Net of Accumulated Depreciation
	As of December 31,
(dollars in thousands)	2015	2014
U.S.	$58,893	$58,203
Foreign	225	338
Total	$59,118	$58,541

5.	Investments
Securities Available for Sale
The following tables present the amortized cost and fair value of our available-for-sale securities:

As of December 31, 2015 (dollars in thousands)	Amortized Cost or Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Other-Than- Temporary Impairments in AOCI
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$20,577	$2,514	$26	$23,065	$—
Obligations of states, municipalities and political subdivisions	1,391,565	53,715	1,326	1,443,954	—
Non-U.S. governments	58,250	427	1,484	57,193	—
Corporate debt	2,224,003	20,454	45,868	2,198,589	(3,316)
CMBS	180,676	2,748	1,306	182,118	—
CDO/ABS	186,020	1,005	2,353	184,672	—
Total	$4,061,091	$80,863	$52,363	$4,089,591	$(3,316)

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2014 (dollars in thousands)	Amortized Cost or Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Other-Than- Temporary Impairments in AOCI
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$43,714	$2,897	$6	$46,605	$ —
Obligations of states, municipalities and political subdivisions	1,621,176	66,239	744	1,686,671	—
Non-U.S. governments	109,966	2,630	595	112,001	—
Corporate debt	1,770,684	34,766	11,223	1,794,227	—
CMBS	121,629	4,971	47	126,553	—
CDO/ABS	152,480	1,198	1,734	151,944	—
Total	$3,819,649	$112,701	$14,349	$3,918,001	$ —

Securities Available for Sale in a Loss Position
The following tables summarize the fair value and gross unrealized losses on our available-for-sale securities, aggregated by major investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less than 12 Months		12 Months or More		Total
As of December 31, 2015 (dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$4,433	$26	$ —	$ —	$4,433	$26
Obligations of states, municipalities and political subdivisions	106,121	864	8,871	462	114,992	1,326
Non-U.S. governments	33,246	1,480	497	4	33,743	1,484
Corporate debt	1,127,794	34,362	61,600	11,506	1,189,394	45,868
CMBS	79,475	1,306	—	—	79,475	1,306
CDO/ABS	89,847	1,190	38,798	1,163	128,645	2,353
Total	$1,440,916	$39,228	$109,766	$13,135	$1,550,682	$52,363

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Less than 12 Months		12 Months or More		Total
As of December 31, 2014 (dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$2,339	$6	$—	$—	$2,339	$6
Obligations of states, municipalities and political subdivisions	1,075	3	70,534	741	71,609	744
Non-U.S. governments	2,668	50	24,775	545	27,443	595
Corporate debt	294,781	6,605	246,469	4,618	541,250	11,223
CMBS	10,252	47	—	—	10,252	47
CDO/ABS	34,282	367	50,371	1,367	84,653	1,734
Total	$345,397	$7,078	$392,149	$7,271	$737,546	$14,349
As of December 31, 2015, we held 717 individual fixed maturity securities that were in an unrealized loss position, of which 70 were in a continuous unrealized loss position for 12 months or more. We did not recognize the unrealized losses in earnings on these fixed maturity securities as of December 31, 2015 because we neither intend to sell the securities nor do we believe that it is more likely than not that we will be required to sell these securities before recovery of their amortized cost. For fixed maturity securities with significant declines, we performed fundamental credit analyses on a security-by-security basis, which included consideration of credit enhancements, expected defaults on underlying collateral, review of relevant industry analyst reports and forecasts, and other available market data.
Contractual Maturities of Fixed Maturity Securities Available for Sale
The following tables present the amortized cost and fair value of fixed maturity securities available for sale by contractual maturity:

	Total Fixed Maturity Securities Available for Sale		Total Fixed Maturity Securities Available for Sale in a Loss Position
As of December 31, 2015 (dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$44,654	$45,198	$2,530	$2,527
Due after one year through five years	410,537	415,550	95,730	93,073
Due after five years through ten years	2,180,373	2,173,773	1,092,786	1,050,827
Due after ten years	1,058,831	1,088,280	200,220	196,135
Mortgage-backed, asset-backed and collateralized	366,696	366,790	211,779	208,120
Total	$4,061,091	$4,089,591	$1,603,045	$1,550,682

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Total Fixed Maturity Securities Available for Sale		Total Fixed Maturity Securities Available for Sale in a Loss Position
As of December 31, 2014 (dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$54,705	$55,332	$1,483	$1,456
Due after one year through five years	794,743	809,311	101,966	101,072
Due after five years through ten years	1,758,775	1,796,710	509,211	497,992
Due after ten years	937,317	978,151	42,549	42,121
Mortgage-backed, asset-backed and collateralized	274,109	278,497	96,686	94,905
Total	$3,819,649	$3,918,001	$751,895	$737,546
Actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.
Total carrying values of cash and securities deposited by our insurance subsidiaries under requirements of regulatory authorities were $29.7 million and $34.3 million as of December 31, 2015 and 2014, respectively.
Other Invested Assets
We account for our investments in hedge funds, private equity funds and other investment partnerships using the equity method of accounting unless we have elected the fair value option. Under the equity method of accounting, our carrying amount generally is our share of the net asset value of the partnerships, and changes in our share of the net asset values are recorded in net investment income. In applying the equity method of accounting, we consistently use the most recently available financial information provided by the general partner or manager of each of these investments, which is one to three months prior to the end of our reporting period. The financial statements of these investees are generally audited annually. For certain hedge funds and private equity funds for which we have elected the fair value option, our investments are reported at fair value with changes in fair value recognized in net investment income. The carrying value of these assets was $2 million and $62 million as of December 31, 2015 and 2014, respectively.
Net Investment Income
The following table presents the primary sources of net investment income:

Year Ended December 31, (dollars in thousands)	2015	2014	2013
Fixed maturity securities, including short-term investments	$142,613	$136,712	$133,686
Alternative and other investments	520	4,104	1,404
Total investment income	143,133	140,817	135,090
Investment expenses	3,903	3,581	3,550
Net investment income	$139,230	$137,236	$131,540

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Net Realized Capital Gains (Losses)
Net realized capital gains (losses) are determined on a specific identification basis. The following table presents the primary sources of net realized capital gains and losses:

Year Ended December 31, (dollars in thousands)	2015	2014	2013
Sales or redemptions of fixed maturity securities	$205	$(3,564)	$(5,562)
Other-than-temporary impairments	(1,613)	—	—
Foreign exchange transactions	53	887	2,170
Derivative instruments	462	—	—
Other	—	(218)	(76)
Total	$(893)	$(2,895)	$(3,468)
The following table presents the gross realized capital gains and gross realized capital losses from sales or redemptions of available-for-sale fixed maturity securities:

Year Ended December 31, (dollars in thousands)	2015	2014	2013
Fixed maturity securities:
Gross realized gains	$8,742	$4,464	$6,310
Gross realized losses	(8,537)	(8,028)	(11,872)
Net	$205	$(3,564)	$(5,562)
Other-Than-Temporary Impairments
The Company had $1.6 million of other-than-temporary impairment charges for the year ended December 31, 2015. The Company had no other-than-temporary impairment charges for the years ended December 31, 2014 and 2013.

6.	Fair Value Measurements
The following is a description of the valuation methodologies used for instruments carried at fair value. These methodologies are applied to assets and liabilities across the levels discussed above, and it is the observability of the inputs used that determines the appropriate level in the fair value hierarchy for the respective asset or liability.
Valuation Methodologies of Financial Instruments Measured at Fair Value
Fixed Maturity Securities
Whenever available, we obtain quoted prices in active markets for identical assets at the balance sheet date to measure fixed maturity securities at fair value. Market price data is generally obtained from dealer markets.
We employ independent third-party valuation service providers to gather, analyze and interpret market information to derive fair value estimates for individual investments, based upon market-accepted methodologies and assumptions. The methodologies used by these independent third-party valuation service providers are reviewed and understood by management, through periodic discussion with and information provided by the independent third-party valuation service providers. In addition, as discussed further below, control processes are applied to the fair values received from independent third-party valuation service providers to ensure the accuracy of these values.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of market-accepted valuation methodologies, which may utilize matrix pricing, financial models, accompanying model inputs and various assumptions, provide a single fair value measurement for individual securities. The inputs used by the valuation service providers include, but are not limited to, market prices from completed transactions for identical securities and transactions for comparable securities, benchmark yields, interest rate yield curves, credit spreads, prepayment rates, default rates, currency rates, quoted prices for similar securities and other market-observable information, as applicable. If fair value is determined using financial models, these models generally take into account, among other things, market observable information as of the measurement date as well as the specific attributes of the security being valued, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security or issuer-specific information. When market transactions or other market observable data is limited, the extent to which judgment is applied in determining fair value is greatly increased.
We have control processes designed to ensure that the fair values received from independent third-party valuation service providers are accurately recorded, that their data inputs and valuation techniques are appropriate and consistently applied and that the assumptions used appear reasonable and consistent with the objective of determining fair value. We assess the reasonableness of individual security values received from independent third-party valuation service providers through various analytical techniques, and have procedures to escalate related questions internally and to the independent third-party valuation service providers for resolution. To assess the degree of pricing consensus among various valuation service providers for specific asset types, we conduct comparisons of prices received from available sources. We use these comparisons to establish a hierarchy for the fair values received from independent third-party valuation service providers to be used for particular security classes. We also validate prices for selected securities through reviews by members of management who have relevant expertise and who are independent of those charged with executing investing transactions.
When our independent third-party valuation service providers are unable to obtain sufficient market observable information upon which to estimate the fair value for a particular security, fair value is determined either by requesting brokers who are knowledgeable about these securities to provide a price quote, which is generally non-binding, or by employing market accepted valuation models. Broker prices may be based on an income approach, which converts expected future cash flows to a single present value amount, with specific consideration of inputs relevant to particular security types. For Structured Securities, such inputs may include ratings, collateral types, geographic concentrations, underlying loan vintages, loan delinquencies and defaults, prepayments, and weighted average coupons and maturities. When the volume or level of market activity for a security is limited, certain inputs used to determine fair value may not be observable in the market. Broker prices may also be based on a market approach that considers recent transactions involving identical or similar securities. Fair values provided by brokers are subject to similar control processes to those noted above for fair values from independent third-party valuation service providers, including management reviews. For those corporate debt instruments (e.g., private placements) that are not traded in active markets or that are subject to transfer restrictions, valuations reflect illiquidity and non-transferability, based on available market evidence. When observable price quotations are not available, fair value is determined based on discounted cash flow models using discount rates based on credit spreads, yields or price levels of comparable securities, adjusted for illiquidity and structure. Fair values determined internally are also subject to management review to ensure that valuation models and related inputs are reasonable.
The methodology above is relevant for all fixed maturity securities, including Structured Securities and fixed maturity securities issued by government-sponsored entities and corporate entities.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Short-Term Investments
For short-term investments that are measured at amortized cost, the carrying amounts of these assets approximate fair values because of the relatively short period of time between origination and expected realization and their limited exposure to credit risk.
Other Invested Assets
We initially estimate the fair value of investments in certain hedge funds, private equity funds and other investment partnerships by reference to the transaction price. Subsequently, we generally obtain the fair value of these investments from net asset value information provided by the general partner or manager of the investments, the financial statements of which are generally audited annually. We consider observable market data and perform certain control procedures to validate the appropriateness of using the net asset value as a fair value measurement. The fair values of other investments carried at fair value, such as direct private equity holdings, are initially determined based on transaction price and are subsequently estimated based on available evidence such as market transactions in similar instruments, other financing transactions of the issuer and other available financial information for the issuer, with adjustments made to reflect illiquidity as appropriate.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
The following table presents the level within the fair value hierarchy at which the Company’s financial assets were measured on a recurring basis:

(dollars in thousands)	Level 1	Level 2	Level 3	Total
As of December 31, 2015
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$—	$23,065	$—	$23,065
Obligations of states, municipalities and political subdivisions	—	1,443,954	—	1,443,954
Non-U.S. governments	—	57,193	—	57,193
Corporate debt	—	2,170,791	27,798	2,198,589
CMBS	—	176,238	5,880	182,118
CDO/ABS	—	96,733	87,939	184,672
Total	$—	$3,967,974	$121,617	$4,089,591
As of December 31, 2014
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$22,447	$24,158	$—	$46,605
Obligations of states, municipalities and political subdivisions	—	1,686,671	—	1,686,671
Non-U.S. governments	—	112,001	—	112,001
Corporate debt	—	1,766,334	27,893	1,794,227
CMBS	—	126,553	—	126,553
CDO/ABS	—	96,063	55,881	151,944
Total	$22,447	$3,811,780	$83,774	$3,918,001

The Company has no liabilities valued at fair value.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Transfers of Level 1 and Level 2 Assets and Liabilities
Our policy is to record transfers of assets and liabilities between Level 1 and Level 2 at their fair values as of the end of each reporting period, consistent with the date of the determination of fair value. Assets are transferred out of Level 1 when they are no longer transacted with sufficient frequency and volume in an active market. Conversely, assets are transferred from Level 2 to Level 1 when transaction volume and frequency are indicative of an active market. During the years ended December 31, 2015 and 2014, we transferred $3.3 million and $10.9 million, respectively, of securities issued by the U.S. government and government-sponsored entities from Level 1 to Level 2, because they were no longer considered actively traded. There were no material transfers from Level 2 to Level 1 during the years ended December 31, 2015 and 2014.
The following table presents changes in Level 3 assets measured at fair value on a recurring basis, and the net realized and unrealized gains (losses) related to the Level 3 assets in the Consolidated Statements of Income:

(dollars in thousands)	Fair Value Beginning of Year	Net Realized and Unrealized Gains (Losses) Included in Income	Accumulated Other Comprehensive Loss	Purchases, Sales and Settlements, Net	Gross Transfers In	Gross Transfers Out	Fair Value End of Period	Change in Unrealized Gains (Losses) Included in Instruments Held at End of Period
Year Ended December 31, 2015
Fixed Maturity Securities Available for Sale:
Corporate debt	$27,893	$9	$(3,364)	$3,109	$23,872	$(23,721)	$27,798	$—
CMBS	—	(14)	(235)	6,129	—	—	5,880	—
CDO/ABS	55,881	2	(844)	32,900	—	—	87,939	—
Total	$83,774	$(3)	$(4,443)	$42,138	$23,872	$(23,721)	$121,617	$—
Year Ended December 31, 2014
Fixed Maturity Securities Available for Sale:
Corporate debt	$830	$4	$234	$1,688	$25,582	$(445)	$27,893	$—
CMBS	4,562	42	892	9,759	10,157	(25,412)	—	—
CDO/ABS	72,737	141	(657)	23,779	26,611	(66,730)	55,881	—
Total	$78,129	$187	$469	$35,226	$62,350	$(92,587)	$83,774	$—
Net realized and unrealized gains (losses) included in income related to Level 3 assets and liabilities shown above are reported in the Consolidated Statements of Income as follows:

(dollars in thousands)	Net Investment Income	Net Realized Capital Gains (Losses)	Other Income	Total
Year Ended December 31, 2015
Fixed Maturity Securities Available for Sale	$(8)	$5	$—	$(3)
Year Ended December 31, 2014
Fixed Maturity Securities Available for Sale	$183	$4	$—	$187

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table presents the gross purchases, sales and settlements:

(dollars in thousands)	Purchases	Sales	Settlements	Purchases, Sales and Settlements, Net
Year Ended December 31, 2015
Assets:
Fixed Maturity Securities Available for Sale:
Corporate debt	$3,289	$(100)	$(80)	$3,109
CMBS	6,129	—	—	6,129
CDO/ABS	37,972	(3,557)	(1,515)	32,900
Total	$47,390	$(3,657)	$(1,595)	$42,138
Year Ended December 31, 2014
Assets:
Fixed Maturity Securities Available for Sale:
Corporate debt	1,902	—	(214)	1,688
CMBS	9,759	—	—	9,759
CDO/ABS	24,577	—	(798)	23,779
Total	$36,238	$—	$(1,012)	$35,226
Transfers of Level 3 Assets and Liabilities
We record transfers of assets and liabilities into or out of Level 3 at their fair values as of the end of each reporting period, consistent with the date of the determination of fair value. The net realized and unrealized gains (losses) included in income (loss) or other comprehensive income (loss) exclude $(0.7) million of net losses and $1.4 million of net gains related to assets and liabilities transferred into Level 3 during the years ended December 31, 2015 and 2014, respectively, and include $(0.9) million of net losses and $0.5 million of net gains related to assets and liabilities transferred out of Level 3 during the years ended December 31, 2015 and 2014, respectively.
During the years ended December 31, 2015 and 2014, transfers into Level 3 assets primarily included certain investments in private placement corporate debt, CMBS and CDO/ABS. Transfers of certain investments in private placement corporate debt and certain ABS into Level 3 assets were primarily the result of limited market pricing information that required us to determine fair value for these securities based on inputs that were adjusted to better reflect our own assumptions regarding the characteristics of a specific security or associated market liquidity. The transfers of investments in CMBS and CDO and certain ABS into Level 3 assets were due to decreases in market transparency and liquidity for individual security types.
During the years ended December 31, 2015 and 2014, transfers out of Level 3 assets primarily included certain investments in private placement corporate debt, CMBS and CDO/ABS. Transfers of certain investments in private placement corporate debt, CMBS and CDO/ABS out of Level 3 assets were based on consideration of market liquidity as well as related transparency of pricing and associated observable inputs for these investments. Transfers of certain investments in private placement corporate debt and certain ABS out of Level 3 assets were primarily the result of using observable pricing information that reflects the fair value of those securities without the need for adjustment based on our own assumptions regarding the characteristics of a specific security or the current liquidity in the market.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Quantitative Information about Level 3 Fair Value Measurements
The table below presents information about the significant unobservable inputs used for recurring fair value measurements for certain Level 3 instruments, and includes only those instruments for which information about the inputs is reasonably available to us, such as data from independent third-party valuation service providers and from internal valuation models. Because input information from third-parties with respect to certain Level 3 instruments (primarily CDO/ABS) may not be reasonably available to us, balances shown below may not equal total amounts reported for such Level 3 assets and liabilities.

(dollars in thousands)	Fair Value	Valuation Technique	Unobservable Input(a)(b)	Range (Weighted Average)(c)
As of December 31, 2015
Assets:
Corporate debt	$22,704	Discounted cash flow	Yield	9.01% – 13.39% (11.20%)
CDO/ABS	$58,784	Discounted cash flow	Yield	3.67% – 4.92% (4.30%)
As of December 31, 2014
Assets:
Corporate debt	$25,888	Discounted cash flow	Yield	4.33% – 6.56% (5.44%)
CDO/ABS	$41,433	Discounted cash flow	Yield	3.33% – 4.16% (3.74%)

(a)	Represents discount rates that we believe would be used by market participants when valuing these assets.

(b)	For CDO/ABS, reflects information received from third-party valuation service providers.

(c)	The ranges of reported inputs for corporate debt and CDO/ABS consist of one standard deviation in either direction from the weighted average.

The preceding table does not give effect to our risk management practices that might offset risks inherent in these Level 3 assets.
Sensitivity to Changes in Unobservable Inputs
We consider unobservable inputs to be those for which market data is not available and that are developed using the best information available to us about the assumptions that we believe market participants would use when pricing the asset or liability. Relevant inputs vary depending on the nature of the instrument being measured at fair value. The following paragraphs provide a general description of sensitivities of significant unobservable inputs by asset type along with interrelationships between and among the significant unobservable inputs and their impact on the fair value measurements. The effect of a change in a particular assumption in the sensitivity analysis below is considered independently of changes in any other assumptions. In practice, simultaneous changes in assumptions may not always have a linear effect on the inputs discussed below. Interrelationships may also exist between observable and unobservable inputs. Such relationships have not been included in the discussion below. For each of the individual relationships described below, the inverse relationship would also generally apply.
Corporate Debt
Corporate debt securities included in Level 3 are primarily private placement issuances that are not traded in active markets or that are subject to transfer restrictions. Fair value measurements consider illiquidity and non-transferability. When observable price quotations are not available, fair value is determined based on discounted cash flow models using discount rates based on credit spreads, yields or price levels of publicly traded debt of the issuer or other comparable

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
securities, considering illiquidity and structure. In these situations, the significant unobservable input used in the fair value measurement of corporate debt is the yield. The yield is affected by the market movements in credit spreads and U.S. Treasury yields. In addition, the migration in credit quality of a given security generally has an inverse effect on its spread. Holding U.S. Treasury rates constant, an increase in corporate credit spreads would increase yields and decrease the fair value of corporate debt.
CDO/ABS
The significant unobservable input used in fair value measurements of certain CDO/ABS valued by third-party valuation service providers is yield. A change in the yield assumptions for the probability of default will generally be accompanied by a corresponding change in the assumption used. In general, increases in yield, in isolation, would result in a decrease in the fair value measurement. Changes in fair value based on variations in assumptions generally cannot be extrapolated because the relationship between the directional change of each input is not usually linear.
Fair Value Information about Financial Instruments Not Measured at Fair Value
The following table presents the carrying value and estimated fair value of our financial instruments not measured at fair value and indicates the level of the estimated fair value measurement based on the observability of the inputs used:

	Estimated Fair Value
(dollars in thousands)	Level 1	Level 2	Level 3	Total	Carrying Value
As of December 31, 2015
Cash	$36,556	$—	$—	$36,556	$36,556
Short-term investments	—	123,331	—	123,331	123,331
Total	$36,556	$123,331	$—	$159,887	$159,887
As of December 31, 2014
Cash	15,963	—	—	15,963	15,963
Short-term investments	—	189,780	—	189,780	189,780
Total	$15,963	$189,780	$—	$205,743	$205,743
Fair Value Measurements on a Non-Recurring Basis
We measure the fair value of our equity method investments on a non-recurring basis, generally quarterly, annually or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. There were no adjustments to fair value during the year.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	Liability for Unpaid Losses and Loss Adjustment Expenses
Activity for the liability for unpaid losses and loss adjustment expenses is summarized as follows:

As of or for the Year Ended December 31,
(dollars in thousands)	2015	2014	2013
Liability for unpaid losses and loss adjustment expenses, beginning of year	$1,007,220	$1,349,031	$1,949,219
Reinsurance recoverable	(30,559)	(62,998)	(124,013)
Net liability for unpaid losses and loss adjustment expenses, beginning of year	976,661	1,286,034	1,825,206
Losses and loss adjustment expenses incurred related to:
Current accident year	222,922	326,885	491,722
Prior accident year	(68,937)	(103,691)	29,660
Total incurred	153,985	223,194	521,382
Losses and loss adjustment expenses paid related to:
Current accident year	21,117	24,626	60,582
Prior accident year	393,442	501,623	1,001,972
Total paid	414,559	526,249	1,062,554
Foreign exchange effect and change in real estate owned	(3,011)	(6,318)	2,000
Net liability for unpaid losses and loss adjustment expenses, end of year	713,075	976,661	1,286,034
Reinsurance recoverable	24,943	30,559	62,998
Liability for unpaid losses and loss adjustment expenses, end of year	$738,018	$1,007,220	$1,349,031
The “Losses and loss adjustment expenses incurred” section of the table above shows losses incurred for current and prior accident years. The amount of losses incurred on current accident year delinquencies represents the estimated amount to be ultimately paid on such delinquencies. The amount of losses incurred relating to delinquencies in prior accident years represents the actual claim rate and severity associated with those delinquencies resolved in the current year differing from the estimated liability at the prior year-end, as well as a re-estimation of amounts to be ultimately paid on delinquencies remaining in inventory from the end of the prior year. This re-estimation of the estimated claim rate and estimated severity is the result of our review of current trends in the delinquent inventory, such as percentages of delinquencies that have resulted in a claim, the amount of the claims, changes in the relative level of delinquencies by geography and changes in average loan exposure.
The liability for unpaid losses and loss adjustment expenses decreased by $269 million for the year ended December 31, 2015 compared to the prior year, reflecting lower delinquent inventory in the domestic first-lien business as a result of the number of cures and paid claims exceeding the number of newly reported delinquencies. The favorable prior year loss development was driven primarily by favorable gross frequency development due to strong cure activity from the delinquent policies and to a lesser degree, by favorable severity development.
The liability for unpaid losses and loss adjustment expenses decreased by $342 million for the year ended December 31, 2014 compared to the prior year, reflecting lower delinquent inventory in the domestic first-lien business as a result of the number of cures and paid claims exceeding the number of newly reported delinquencies. The favorable prior year loss development was primarily the result of a claims-related litigation settlement.
The liability for unpaid losses and loss adjustment expenses decreased by $600 million for the year ended December 31, 2013, reflecting lower delinquent inventory in the domestic first-lien business as a result of the number of cures and paid claims exceeding the number of newly reported delinquencies. The unfavorable prior year loss development primarily reflects estimates for claims-related litigation. See Note 13.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	Employee Benefits
Retirement Plans
As a subsidiary of AIG, the Company’s employees are generally provided a number of AIG retirement benefits, including under defined benefit plans, postretirement benefit plans and a defined contribution plan.
The Company has participants in each of the following AIG employee retirement plans. AIG, as sponsor, is ultimately responsible for the maintenance of these plans in compliance with applicable laws. The Company’s obligation results from AIG’s allocation of its share of expenses from the plans based on participants’ earnings for the pension plans and on estimated claims less contributions from participants for the postretirement plans.
Defined Benefit Plans
Eligibility for participation in the defined benefit plans is based on either completion of a specified period of continuous service or date of hire, subject to age limitation. The Company records an expense based on an allocation from AIG in accordance with the number of participants.
The AIG Retirement Plan (the “qualified plan”) is a noncontributory defined benefit plan, which is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). U.S. salaried employees who are employed by a participating company and completed 12 months of continuous service are eligible to participate in the qualified plan. Effective April 1, 2012, the qualified plan was converted to a cash balance formula comprised of pay credits based on six percent of a plan participant’s annual compensation (subject to Internal Revenue Service (“IRS”) limitations) and annual interest credits. In addition, employees can take their vested benefits when they leave AIG as a lump sum or an annuity option after completing at least three years of service. However, employees satisfying certain age and service requirements (i.e., grandfathered employees) remain covered under the old plan formula, which is based upon a percentage of final average compensation multiplied by years of credited service, up to 44 years. Grandfathered employees will receive the higher of the benefits under the cash balance or final average pay formula at retirement. In 2015, 2014, and 2013, the Company’s allocated share of net expense for the qualified plan was approximately $5.6 million, $3.0 million and $9.2 million, respectively.
AIG also sponsors several non-qualified unfunded defined benefit plans for certain employees, including key executives, designed to supplement pension benefits provided by the qualified plan. This includes the AIG Non-Qualified Retirement Income Plan (the “non-qualified plan”), which provides a benefit equal to the reduction in benefits under the qualified plan as a result of federal tax limitations on compensation and benefits payable.
On August 27, 2015, AIG amended the qualified plan and the non-qualified plan (the “Plans”), to freeze benefit accruals effective January 1, 2016. Consequently, the Plans were closed to new participants and current participants ceased earning additional benefits as of December 31, 2015. However, interest credits continue to accrue on the existing cash balance accounts and participants also continue to earn service credits for purposes of vesting, early retirement eligibility and subsidies as they continue to work for AIG.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Postretirement Benefit Plans
AIG’s U.S. postretirement medical and life insurance benefits are based upon the employee attaining the age of 55 and having a minimum of ten years of service. Eligible employees who have medical coverage can enroll in retiree medical without having to elect immediate retirement pension benefits. Medical benefits are contributory, while the life insurance benefits are generally non-contributory. Retiree medical contributions vary from requiring no cost for pre-1989 retirees to requiring actual premium payments reduced by certain subsidies for post-1992 retirees. These contributions are subject to adjustment annually. Other cost sharing features of the medical plan include deductibles, coinsurance and Medicare coordination. Effective April 1, 2012, the retiree medical employer subsidy for the AIG Postretirement Plan was eliminated for employees who were not grandfathered. Additionally, new employees hired after December 31, 2012, are not eligible for retiree life insurance. The Company’s allocated share of other postretirement benefit plan expenses was immaterial in all of the reporting periods.
Defined Contribution Plan
AIG sponsors a voluntary savings plan for U.S. employees which provides for salary reduction contributions by employees. The Company’s matching contribution is 100 percent of the first six percent of a participant’s contributions, subject to the IRS-imposed limitations. Effective January 1, 2016, employees will begin to receive an additional 3 percent non-elective, non-discretionary contribution to the plan each pay period, regardless of whether they currently contribute to the plan and subject to IRS-imposed limitations; these contributions will immediately vest. Pre-tax expenses associated with this plan were $5.4 million, $4.9 million and $4.5 million in 2015, 2014 and 2013, respectively.
Share-Based Compensation
The Company participates in the AIG 2013 Long Term Incentive Plan, a share-based compensation plan sponsored by AIG, that provides annual grants of performance stock units (“PSUs”) to our senior executives and other highly compensated employees. All awards granted under this plan are based on AIG common stock and, as such, are reflected in AIG’s Consolidated Statements of Equity and not in the Company’s Consolidated Statements of Shareholder’s Equity. Each recipient of an award is granted a number of PSUs (the target) that provides the opportunity to receive shares of AIG common stock based on AIG achieving specified performance goals at the end of a three-year performance period. These performance goals are pre-established by AIG’s Compensation and Management Resources Committee for each annual grant and may differ from year to year. The actual number of PSUs earned can vary from zero to 150 percent of the target depending on AIG’s performance relative to a specified peer group. Vesting occurs in three equal installments beginning on January 1 of the year immediately following the end of a performance period and January 1 of each of the next two years. Recipients must be employed at each vesting date to be entitled to share delivery, except upon the occurrence of an accelerated vesting event, such as an involuntary termination without cause, disability, retirement or death during the vesting period.
LTI awards granted in 2015 accrue dividend equivalent units (“DEUs”) in the form of additional PSUs whenever a cash dividend is declared on shares of AIG common stock; the DEUs are subject to the same vesting terms and conditions as the underlying PSUs. Neither dividends nor DEUs accrue on unvested PSUs or the shares underlying the PSUs for LTI awards granted in 2014 and 2013.
Performance Share Unit Goals and Valuation
The performance goals used to measure LTI awards granted in 2015 and 2014 pertain to AIG’s total shareholder return (“TSR”) and change in credit default swap (“CDS”) spread, weighted 75 percent and 25 percent, respectively, in each case relative to a specified peer group. The goals for the 2013 awards are AIG’s growth in tangible book value per common share (“TBVPS”) (excluding accumulated other comprehensive income) and TSR weighted 50 percent each, in

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
each case relative to a specified peer group. The fair value of PSUs to be earned based on AIG’s achieving growth in TBVPS and change in CDS spreads was based on the closing price of AIG common stock on the grant date. However, PSUs granted in 2014 and 2013 that vest based on these goals were discounted by the present value of estimated dividends to be paid during the respective vesting periods as these awards do not accrue dividends or DEUs. The fair value of PSUs to be earned based on AIG’s TSR relative to a specified peer group was determined on the grant date using a Monte Carlo simulation.
The following table presents the assumptions used to estimate the fair value of PSUs that vest based on AIG’s TSR:

	2015	2014	2013
Expected dividend yield(a)	1.78%	1.13%	0.38%
Expected volatility(b)	22.71%	23.66%	30.79%
Risk-free interest rate(c)	1.01%	0.76%	0.50%

(a)	The dividend yield is the projected annualized AIG dividend yield estimated by Bloomberg Professional service as of the valuation date.

(b)
The expected volatility is based on the implied volatilities of actively traded stock options from the valuation date through the end of the PSU performance period as estimated by Bloomberg Professional service.

(c)
The risk-free interest rate is the continuously compounded interest rate for the term between the valuation date and the end of the performance period that is assumed to be constant and equal to the interpolated value between the closest data points on the U.S. dollar LIBOR-swap curve as of the valuation date.

The following table summarizes outstanding share-settled LTI awards:

	Number of PSUs(a)			Weighted Average Grant Date Fair Value
As of or for the Year Ended December 31,	2015 LTI	2014 LTI	2013 LTI	2015 LTI	2014 LTI	2013 LTI
Unvested, beginning of year	—	88,889	80,214	$—	$48.98	$37.42
Granted	96,661	—	—	53.74	—	—
Vested	(21,716)	(12,312)	(11,659)	53.62	49.33	36.93
Forfeited	(2,320)	(2,537)	(2,230)	53.62	48.67	39.59
Transferred out	—	(4,102)	(3,861)	—	48.13	37.16
Unvested, end of year	72,625	69,948	62,464	$53.78	$48.98	$37.45

(a)
Represents target number of PSUs granted, and does not reflect potential increases or decreases that could result from the final outcome of the performance goals to be determined after the applicable performance period ends. The performance period for 2013 LTI awards ended December 31, 2015; the number of earned PSUs based on the results of the 2013 performance goals will be adjudicated in March 2016 by AIG’s Compensation and Management Resources Committee.

As of December 31, 2015, the Company’s total unrecognized compensation cost (net of expected forfeitures) for the unvested PSUs was $4.4 million, and the weighted average and expected period of years over which that cost is expected to be recognized are 1.29 years and four years, respectively.
Share-based compensation expense includes expense attributable to the Company based on the awards and terms of such awards that have been granted to the Company’s employees.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table presents our share-based compensation expense:

Year Ended December 31,
(dollars in thousands)	2015	2014	2013
Share-based compensation expense–pre-tax	$2,345	$1,363	$1,218
Share-based compensation expense–after-tax	$1,524	$886	$792
Foreign Plans
The Company’s foreign employees participate in various plans maintained locally by AIG. The charge to operations for these plans was less than $1 million in each of the reporting periods.

9.	Income Taxes
The following table presents income (loss) before income tax by location earned or incurred:

Year Ended December 31,
(dollars in thousands)	2015	2014	2013
U.S.	$548,789	$590,082	$222,354
Foreign	(1,486)	(5,884)	(28,967)
Total	$547,303	$584,198	$193,387

The following table presents the income tax expense (benefit) attributable to income before income tax:

Year Ended December 31,
(dollars in thousands)	2015	2014	2013
U.S.:
Current	$151,777	$342,889	$213,029
Deferred	29,883	(156,159)	(160,366)
Foreign:
Current	(2)	7	(3,979)
Deferred	—	(49)	1
State:
Current	557	2,256	1,063
Deferred	5,281	1,569	(19,072)
Total	$187,496	$190,513	$30,676

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Our actual income tax (benefit) expense differs from the statutory U.S. federal amount computed by applying the federal income tax rate due to the following:

(dollars in thousands)	Income Before Income Tax	Tax Expense (Benefit)	Percent of Income Before Income Tax
Year Ended December 31, 2015
U.S. federal income tax at statutory rate	$547,303	$191,556	35.0%
Adjustments:
Tax exempt interest	—	(12,710)	(2.3)
State income taxes, net of federal taxes	—	669	0.1
Return to provision adjustments	—	3,370	0.7
Change in valuation allowance	—	(16,190)	(3.0)
Effect of foreign operations	—	19,502	3.6
Other	—	1,299	0.2
Total	$547,303	$187,496	34.3%
Year Ended December 31, 2014
U.S. federal income tax at statutory rate	$584,198	$204,470	35.0%
Adjustments:
Tax exempt interest	—	(15,325)	(2.6)
State income taxes, net of federal taxes	—	233	0.0
Return to provision adjustments	—	2,057	0.4
Change in valuation allowance	—	2,253	0.4
Effect of foreign operations	—	2,017	0.4
Other	—	(5,192)	(1.0)
Total	$584,198	$190,513	32.6%
Year Ended December 31, 2013
U.S. federal income tax at statutory rate	$193,387	$67,684	35.0%
Adjustments:
Tax exempt interest	—	(23,038)	(11.9)
State income taxes, net of federal taxes	—	(17,499)	(9.0)
Return to provision adjustments	—	(8,088)	(4.2)
Change in valuation allowance	—	5,793	3.0
Effect of foreign operations	—	6,589	3.4
Other	—	(765)	(0.4)
Total	$193,387	$30,676	15.9%

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table presents the components of the net deferred tax asset:

As of December 31,
(dollars in thousands)	2015	2014
Deferred Tax Assets:
Unearned premium reserve	$593,171	$666,791
Discounted unpaid loss reserves	40,713	27,832
Deferred ceding commission	27,810	—
State deferred tax asset	22,938	25,029
Basis difference on investments	5,053	5,020
Accrued bonus	4,948	4,887
Employee benefits	4,507	4,669
Research and experimental expenditures	3,166	3,693
Foreign net operating losses	—	18,982
Other	5,357	1,325
Total	$707,663	$758,228
Deferred Tax Liabilities:
Deferred policy acquisition costs	$(32,881)	$(31,538)
Net unrealized gains on investments	(9,975)	(33,658)
Fixed assets and other intangibles	(10,413)	(8,524)
Federal benefit of state taxes	(4,240)	(5,971)
Other	—	(991)
Total	$(57,509)	$(80,682)
Net deferred tax assets before valuation allowance	$650,154	$677,546
Valuation allowance	(10,824)	(26,951)
Net deferred tax assets	$639,330	$650,595
Based on the provisions of the tax sharing agreements with AIG, the Company recorded current tax payable of $33.0 million and current tax receivable of $23.2 million as of December 31, 2015 and 2014, respectively. The Company recorded its current income tax on the accelerated method. In 2015, the Company recorded a deemed return of capital of $85.9 million, and in 2014 and 2013, the Company recorded a deemed capital contribution of $170.0 million and $164.4 million, respectively, representing the difference between the Company’s current tax liability to AIG due under the tax sharing agreements based on the annual method of premium recognition and its current tax liability based on the accelerated method of premium recognition. In 2014, the Company recorded a deemed return of capital of $29.9 million as settlement of prior years’ current tax receivable balances.
Assessment of Deferred Tax Asset Valuation Allowance
The evaluation of the recoverability of the Company’s deferred tax asset and the need for a valuation allowance requires management to weigh all positive and negative evidence to reach a conclusion that it is more likely than not that all or some portion of the deferred tax asset will not be realized. The Company’s framework for assessing the recoverability of the deferred tax asset requires consideration of all available evidence, including:

•	the nature, frequency, and amount of cumulative financial reporting income and losses in recent years;

•	the sustainability of recent operating profitability;

•	the predictability of future operating profitability of the character necessary to realize the net deferred tax asset;

•	the carryforward period of the net operating loss, capital loss and foreign tax credit carryforwards, including the effect of reversing taxable temporary differences; and

•	prudent and feasible actions and tax planning strategies that would be implemented, if necessary, to protect against the loss of the deferred tax asset.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2015 and 2014, the Company had valuation allowances of $10.8 million and $27.0 million, respectively, related to foreign, state and local tax jurisdictions. The change in valuation allowance was a (decrease)/increase of $(16.2) million, $2.3 million and $6.3 million for years 2015, 2014 and 2013, respectively.
As of December 31, 2015 the Company had state net operating loss carryforwards in the amount of $13.5 million ($8.8 million net of federal taxes) generated between 2005 and 2015, expiring between 2016 and 2035. The Company determined that it is more likely than not that the benefit from certain state net operating loss carryforwards will not be fully realized. Accordingly, the Company recorded a valuation allowance of $10.0 million with respect to the deferred tax assets relating to these state net operating loss carryforwards. As of December 31, 2014, the Company had state net operating loss carryforwards in the amount of $15.4 million ($10.0 million net of federal taxes) generated between 2005 and 2014 and expiring between 2015 and 2034. The Company determined that it is more likely than not that the benefit from certain state net operating loss carryforwards will not be fully realized. Accordingly, the Company recorded a valuation allowance of $6.9 million with respect to the deferred tax assets relating to these state net operating loss carryforwards.
As of December 31, 2014, the Company had net operating loss carryforwards of $151.2 million attributable to operations of our subsidiary in Ireland. As such, the Company computed a deferred tax asset related to such losses, but determined that it is more likely than not that the deferred tax asset will not be realized in the foreseeable future. Accordingly, a full valuation allowance of $19.0 million was recorded against the Company’s foreign net deferred tax assets. In 2015, the Irish entity underwent a tax-free reorganization and is being liquidated. As a result of the liquidation, the Irish net operating losses and the corresponding valuation allowance were removed from the deferred tax inventory.
Pursuant to multiple tax sharing agreements in place prior to 2011 executed with an AIG affiliate, the Company was reimbursed for net operating loss carryforwards generated prior to 2011. Under the terms of the agreements, the Company is obligated to reimburse the AIG affiliate if such tax benefits have not been ultimately utilized by AIG to offset its consolidated tax liability within the applicable carryforward or carryback period up to the amount of $363 million related to net operating loss carryforwards. The net operating loss carryforward expiration periods range from 2028 to 2031.
Should the Company experience an ownership change, utilization of the Company’s net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations set forth in Section 382 of the U.S. Internal Revenue Code of 1986, as amended, and similar state provisions.
Tax Examinations and Litigation
The Company and its eligible subsidiaries are members of an affiliated group which joins in the filing of the U.S. federal consolidated income tax return of AIG. The Company’s subsidiaries operating outside the U.S. file separate income tax returns in their respective jurisdictions. They are taxed, and income taxes are recorded, based on applicable foreign law.
The statute of limitations for all tax years prior to 2000 has expired for AIG’s U.S. federal consolidated income tax return. AIG is currently under examination for the tax years 2000 through 2010. The Company regularly evaluates adjustments proposed by taxing authorities. Interest and penalties, if any, related to such adjustments are recognized in income tax expense.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The statute of limitations has expired for all separate state jurisdictions prior to tax year 2011. AIG’s unitary group, which UGCNC is part of, is currently under examination in Illinois, Michigan, New York State, New York City, Texas and Vermont. The tax years subject to examination range from 2008 through 2013 and vary by jurisdiction.
Accounting for Uncertainty in Income Taxes
For the years ending December 31, 2015, 2014 and 2013, we did not have any unrecognized tax benefits. Although it is reasonably possible that a change in the balance of unrecognized tax benefits may occur within the next 12 months, based on the information currently available, we do not expect any change to be material to our consolidated financial condition.

10.	Statutory Financial Data
UGCNC’s insurance subsidiaries file financial statements prepared in accordance with statutory accounting practices prescribed or permitted by domestic and foreign insurance regulatory authorities (“STAT”). The key areas where STAT financial statements differ from financial statements presented on a GAAP basis include:

•
Under STAT, mortgage guaranty insurance companies are required each year to establish a contingency reserve equal to 50 percent of premiums earned in such year. Such amount must be maintained in the contingency reserve for 10 years, after which time it is released to unassigned surplus. Prior to 10 years, the contingency reserve may be reduced with regulatory approval to the extent that losses in any calendar year exceed 35 percent of earned premiums for such year. Changes to contingency reserves directly impact unassigned surplus.

•	Under STAT, earned premiums for single premium direct business are earned on a prescribed basis.

•	Under STAT, insurance policy acquisition costs are charged against operations in the year incurred.

•
STAT financial statements only include a provision for current income taxes as a component of net income. Deferred taxes, subject to certain limitations with respect to carryforward periods and percentage of statutory surplus set forth in statutory accounting practices, are recorded in the STAT balance sheet with any changes recognized via a change in statutory surplus.

•
Under STAT, the Company is required to evaluate the recovery of deferred tax assets on a separate return basis for each insurance subsidiary, and establish a valuation allowance if necessary to reduce the deferred tax asset to an amount that is more likely than not to be realized over a three year period. Deferred tax assets are admitted after assessing the Company’s need for a valuation allowance and its ability to realize deferred tax assets based on the earnings history, the future earnings potential, the reversal of taxable temporary differences and the tax planning strategies available to the Company. Current tax liabilities are computed and recorded under the “annual method” in accordance with the tax sharing agreement with AIG.

•	Under STAT, investment-grade fixed maturity investments are valued at amortized cost, and below investment-grade securities are carried at the lower of amortized cost or market value.

•	Under STAT, certain assets, designated as non-admitted assets, are charged directly against statutory surplus.
Statutory policyholders’ surplus was $1.6 billion and $1.7 billion as of December 31, 2015 and 2014, respectively. Statutory income was $399 million, $369 million and $132 million as of December 31, 2015, 2014 and 2013, respectively.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Each insurance company is required under the insurance code of its domiciled state or country to maintain capital and surplus based on either a risk to capital ratio or a risk based capital formula. As of December 31, 2015 each of the Company’s insurance subsidiaries met its respective capital requirement. UGCNC’s U.S. mortgage insurance companies are domiciled in North Carolina. Each mortgage insurance company is required under the North Carolina Insurance Code to maintain a minimum capital and surplus of $1.25 million. Additionally, to continue writing new business, each mortgage insurance company is required to maintain a risk to capital ratio less than 25:1. Each of the companies maintained a ratio below this level for the years ended December 31, 2015, 2014 and 2013.
UGCNC, as a holding company, may depend on dividends, distributions and other payments from its subsidiaries to fund payments due on obligations. The majority of UGCNC’s investments are held by its regulated subsidiaries which may be limited in their ability to make dividend payments or advance funds to the Company in the future due to restrictions related to their capital levels. The Company’s U.S. insurance subsidiaries are required to maintain minimum capital on a statutory basis. Without approval of the commissioner of insurance of the domiciliary state, the insurance subsidiaries cannot payannual dividends/distributions exceeding the greater of (1) 10 percent of the insurer’s surplus as regards policyholders as of the preceding December 31, or (2) net income, excluding realized capital gains, for the twelve month period ending the preceding December 31. The Company’s ability to pay dividends is also restricted by other state surplus requirements that must be considered at the time of the dividend payment, including the need to pay ordinary dividends from positive unassigned surplus. The change in contingency reserve, which is charged directly to unassigned statutory surplus, affects the level of unassigned surplus and, therefore, the ability to pay dividends.

11.	Reinsurance
Certain premiums and losses are assumed from and ceded to other insurance companies under various reinsurance agreements. The effect of reinsurance was as follows:

Year Ended December 31,
(dollars in thousands)	2015	2014	2013
Premiums earned:
Direct	$930,236	$918,279	$833,077
Assumed	(4,158)	(1,744)	12,720
Ceded	(153,932)	(24,618)	(44,571)
Net premiums earned	$772,146	$891,917	$801,226
Loss and loss adjustment expense:
Direct	$162,034	$232,726	$529,062
Assumed	(1,366)	(3,164)	23,434
Ceded	(6,683)	(6,368)	(31,114)
Net loss and loss adjustment expense	$153,985	$223,194	$521,382

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The net reinsurance assets were as follows:

Year Ended December 31,
(dollars in thousands)	2015	2014
Gross reinsurance recoverable on unpaid losses and loss adjustment expenses	$24,943	$30,559
Gross reinsurance recoverable on paid losses and loss adjustment expenses	2,114	(738)
Net reinsurance recoverable	27,057	29,821
Ceded unearned premiums	279,607	17,451
Reinsurance assets, net of allowance	$306,664	$47,272
The Company enters into various reinsurance agreements with reinsurers in the normal course of business. To the extent that any reinsurer might be unable to meet its obligations, the Company would be liable for the defaulted amounts.
NUFIC Quota Share Treaty
Effective January 1, 2015, UGRIC entered into a 50 percent quota share reinsurance agreement with NUFIC. Under the terms of the agreement, UGRIC (1) ceded 50 percent of the risk relating to policies written in 2014 that were current as of January 1, 2015, (2) ceded 50 percent of the risk relating to all policies written in 2015, and (3) will cede 50 percent of the risk relating to all policies written in future periods each in exchange for a 30 percent ceding commission and reimbursement of 50 percent of the losses and loss adjustment expenses incurred on covered policies. As defined in the agreement, NUFIC is required to keep in trust the greater of (1) 5.6 percent of performing risk plus 100 percent of ceded reserves for loss and loss adjustment expenses or (2) 50 percent of the applicable risk-based required asset amount. The agreement calls for quarterly settlement calculated on the basis of statutory earned premiums. For the year ended December 31, 2015, UGRIC ceded written premiums of $379 million and ceded unearned premium reserves of $253 million. For the year ended December 31, 2015, we accrued ceding commissions of $113 million, of which $15 million was recorded as an offset to DAC, $79 million was recorded as deferred ceding commission and $19 million was recorded as an offset to acquisition and general operating expenses. Paid losses for the year ended December 31, 2015 were immaterial under the quota share agreement. See Note 17.
Bellemeade Re Reinsurance
On July 29, 2015, our first-lien U.S. mortgage insurance subsidiaries entered into an aggregate excess of loss reinsurance agreement with Bellemeade Re (the “Bellemeade Agreement”), a special purpose reinsurance company domiciled in Bermuda. The Bellemeade Agreement provides for up to approximately $300 million of aggregate excess of loss reinsurance coverage at inception for new delinquencies on a portfolio of in-force policies issued between January 1, 2009 and March 31, 2013. For the coverage period, the ceding insurers will retain the first layer of $129.9 million of aggregate losses and Bellemeade Re will then provide second layer coverage up to the outstanding coverage amount. The ceding insurers will then retain losses in excess of the outstanding coverage limit. The coverage amount decreases over a ten-year period as the underlying covered mortgages amortize and was $252 million as of December 31, 2015.
Bellemeade Re financed the coverage by issuing mortgage insurance-linked notes in an aggregate amount of approximately $300 million to unrelated investors (the “Notes”). The maturity date of the Notes is July 25, 2025 subject to optional redemption on or after July 25, 2020, which will be triggered at the sole discretion of the ceding insurers. The Notes will be redeemed prior to maturity upon the occurrence of a mandatory termination event or if the ceding insurers trigger a termination of the reinsurance agreement following the occurrence of an optional termination event. The spreads on the outstanding Notes after the optional redemption date will be 150 percent of the spreads before the optional redemption date.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
All of the proceeds paid to Bellemeade Re from the sale of the Notes were deposited into a reinsurance trust for the sole benefit of the ceding insurers as security for Bellemeade Re’s obligations. At all times, funds in the reinsurance trust account are required to be invested in high credit quality money market funds.
Under the terms of the Bellemeade Agreement, the ceding insurers are required to make premium payments based on the outstanding coverage amount in effect for a given period. For the year ended December 31, 2015, the ceding insurers paid $5.0 million in premiums. As of December 31, 2015, the Company had not ceded any losses to Bellemeade Re.
At the time the Bellemeade Agreement was entered into with Bellemeade Re, the Company evaluated the applicability of the accounting guidance that addresses VIEs. As a result of the evaluation of the Bellemeade Agreement, the Company concluded that Bellemeade Re is a VIE. However, given that the ceding insurers do not have the unilateral power to direct those activities that are significant to the economic performance of Bellemeade Re, the Company does not consolidate Bellemeade Re in the Company’s consolidated financial statements.
NUFIC Quota Share Treaty with UG Asia
The Company’s subsidiary, UG Asia, entered into a quota share reinsurance agreement with NUFIC in 2011. The agreement requires UG Asia to cede 100 percent of its in-force business and associated unearned premium and loss reserves outstanding as of October 1, 2011. In accordance with the terms of the agreement, UG Asia receives a ceding commission equal to 25 percent of ceded written premium. The agreement was made on a “Funds Withheld” basis whereby UG Asia withholds funds due to NUFIC as security against amounts due to UG Asia up to the sum of ceded unearned premiums and ceded loss and loss adjustment expenses. Total reinsurance premiums ceded under this reinsurance treaty were $11.3 million, $12.7 million and $6.8 million for the years ended December 31, 2015, 2014 and 2013, respectively. Total ceded losses incurred were insignificant for each of the years ended December 31, 2015, 2014 and 2013.
Captive Reinsurance
The Company participates in reinsurance arrangements with mortgage lenders commonly referred to as captive reinsurance arrangements. The Company was active in these types of reinsurance arrangements through its primary first-lien U.S. mortgage insurer, UGRIC, whereby UGRIC cedes a portion of business to reinsurance subsidiaries of certain mortgage lenders (“captives”) and records assets for reinsurance recoverable on loss reserves and prepaid reinsurance premiums. The Company discontinued ceding new business premium from policy years after 2009 to the majority of captive reinsurers, and discontinued ceding all new business premium from policy years beginning in 2013 to captive reinsurers in accordance with a 2013 settlement. See Note 13.
A majority of these reinsurance arrangements are aggregate excess of loss reinsurance agreements, and the remainder are quota share agreements. Under the aggregate excess of loss agreements, UGRIC is responsible for the first aggregate layer of loss (typically 4 percent or 5 percent), the captives are responsible for the second aggregate layer of loss (typically 5 percent or 10 percent) and UGRIC is responsible for any remaining loss. The layers are typically expressed as a percentage of the original risk on an annual book of business reinsured by the captive. The premium cessions on these agreements typically range from 25 percent to 40 percent of the direct premium. Under a quota share agreement premiums and losses are shared on a pro-rata basis between the Company and the captives with the captives’ portion of both premiums and losses typically ranging from 25 percent to 50 percent.
Under these agreements the captives are required to maintain a separate trust account, of which UGRIC is the sole beneficiary. Premiums ceded to the captives are deposited in the applicable trust account to support the captive’s layer of insured risk. Such amounts are held in the trust account and are available to pay reinsured losses. Recoverables are only

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
recognized to the extent trust fund assets exist. When specific time periods are met and the individual trust account balance has reached a required level, then the individual captive may make authorized withdrawals from its applicable trust account. The total fair value of the captive trust fund assets as of December 31, 2015 and 2014 was $229 million and $262 million, respectively. The Company’s ceded loss reserves to captives of $19 million and $30 million are reflected in the financial statements net of an allowance of $0.4 million and $1 million against recoveries for certain captive cessions that exceed their related trust balance as of December 31, 2015 and 2014, respectively. The remaining amount of trust funds available for future cessions as of December 31, 2015 is $214 million; however, it is only available to the extent cessions to individual captives reach or exceed their respective trust balances.
NUFIC Excess of Loss Treaty
The Company entered into an excess of loss treaty with NUFIC in 1983. This agreement provided for the recovery of paid losses in excess of 140 percent of earned premiums as determined in any one calendar year, up to a maximum recovery of $140 million per calendar year. The treaty was terminated as of August 1, 2014. During 2013 and the period the treaty was in effect in 2014, the Company made no cessions of losses under this agreement. Total reinsurance premiums ceded under this reinsurance treaty for the years ended December 31, 2014 and 2013 were approximately $4 million and $6 million, respectively.

12.	Variable Interest Entities
The Company has no consolidated VIEs.
We calculate our maximum exposure to loss to be (i) the amount invested in the debt or equity of the VIE, (ii) the notional amount of VIE assets or liabilities where we have also provided credit protection to the VIE with the VIE as the referenced obligation, and (iii) other commitments and guarantees to the VIE. Interest holders in VIEs sponsored by us generally have recourse only to the assets and cash flows of the VIEs and do not have recourse to us, except in limited circumstances when we have provided a guarantee to the VIE’s interest holders.
The following table presents total assets of unconsolidated VIEs in which we hold a variable interest, as well as our maximum exposure to loss associated with these VIEs:

		Maximum Exposure to Loss
(dollars in thousands)	Total VIE Assets	On-Balance Sheet	Off-Balance Sheet	Total
December 31, 2015
Real estate and investment entities	$12,984	$2,472	$—	$2,472
Bellemeade Re	251,783	643	1,311	1,954
Total	$264,767	$3,115	$1,311	$4,426
December 31, 2014
Real estate and investment entities	$3,070,714	$11,924	$3,474	$15,398
Total	$3,070,714	$11,924	$3,474	$15,398
13.    Contingencies and Commitments
In the normal course of business, various commitments and contingent liabilities are entered into by the Company and certain of its subsidiaries. Although the Company cannot currently quantify its ultimate liability for unresolved litigation, it is possible that such liability could have a material adverse effect on the Company’s financial condition or its results of operations or cash flows for an individual reporting period.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Several of the Company’s subsidiaries, like other participants in the mortgage insurance industry, have made claims against various counterparties in relation to alleged underwriting failures, and received corresponding counterclaims from counterparties. These claims and counterclaims allege breach of contract, breach of good faith and fraud among other allegations. These counterparties include mortgage lenders and reinsurers. Following is a summary of the significant legal proceedings involving the Company and its subsidiaries.
RESPA Investigation/Litigation
Industry wide examinations conducted by the Minnesota Department of Commerce and the Department of Housing and Urban Development (“HUD”) on captive reinsurance practices by lenders and mortgage insurance companies, including UGCNC, have been ongoing for several years. In 2011, the Consumer Financial Protection Bureau (“CFPB”) assumed responsibility for violations of the Real Estate Settlement Procedures Act from HUD, and assumed HUD’s aforementioned ongoing investigation. UGCNC and the CFPB reached a settlement, entered on April 8, 2013 by the United States District Court for the Southern District of Florida, where UGCNC consented to discontinue its remaining captive reinsurance practices and to pay a civil monetary penalty of $4.5 million to the CFPB. The settlement includes a release for all liability related to UGCNC’s captive reinsurance practices and resolves the CFPB’s investigation. On January 31, 2014, PHH Corp. and various affiliates (all non-parties to the action and the consent order) filed a motion to reopen the case and to intervene therein for the limited purpose of obtaining a declaratory judgment enforcing the consent order. UGCNC opposed this request, and on March 10, 2014, the Court denied PHH Corp.’s motion. PHH Corp.’s appeal was dismissed by the Eleventh Circuit on March 5, 2015.
On June 23, 2015, UGRIC, on behalf of itself and its affiliates, entered into a consent order with the Minnesota Commissioner of Commerce (the “MN Commissioner”), which had alleged that UGCNC violated the Real Estate Settlement Procedures Act and other state laws in connection with its practices with captive reinsurance companies owned by lenders. UGRIC consented not to cede any new business under existing treaties or enter into any new captive arrangements and to pay a civil monetary penalty of $126,000 to the MN Commissioner. The settlement includes a release for all liability related to UGCNC’s captive reinsurance practices and resolves the MN Commissioner’s investigation. UGCNC has been subject to civil litigation relating to its placement of reinsurance with captives owned by lenders, and may be subject to additional litigation.
Bank of America/Countrywide Litigation
On April 1, 2013, three separate proceedings, two in litigation in North Carolina state court and one in arbitration, were filed against subsidiaries of UGCNC by Bank of America, N.A. or its affiliates (collectively, “BoA”). The proceedings broadly alleged breach of contract, bad faith, breach of the implied covenant of good faith and fair dealing and other causes of action in connection with UGCNC’s claims denials and rescissions under certain policies insuring first-lien and second-lien mortgages originated or acquired by Countrywide Home Loans, Inc. and Countrywide Bank, FSB, as well as other policies covering separate non-Countrywide BoA first and second-lien mortgages. The three proceedings combined sought in excess of $750 million in compensatory damages, unspecified punitive damages, pre-judgment and post-judgment interest, and declaratory relief regarding UGCNC’s obligations in connection with future claims decisions. These cases were settled in 2014 pursuant to a settlement agreement. With respect to loans subject to the settlement agreement, the Company is restricted from denying or curtailing claims or terminating coverage on the basis of an origination defect and is required to pay losses for perfected claims equal to an amount set by the terms of the agreement. The Company has reflected the expected impact of this settlement in its consolidated financial statements.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SunTrust Mortgage, Inc. Litigation
Beginning in July 2009, the Company and SunTrust Mortgage, Inc. (“SunTrust”) were engaged in various legal proceedings against one another claiming breach of contract, actual fraud and constructive fraud and seeking a declaratory judgment relating to the Company’s refusal to pay claims on certain second-lien loans and SunTrust’s refusal to pay premiums under the policy covering them. In 2011, the court ruled on summary judgment that the Company must pay the disputed claims, and SunTrust was excused from having to pay further premiums under the contract. In 2013, the United States Court of Appeals for the Fourth Circuit affirmed the lower court’s decision that the Company must pay the claims and vacated the court’s decision excusing SunTrust’s premium obligations. SunTrust submitted a motion requesting that the lower court again excuse it from its premium obligation, which the court granted on March 13, 2014. The Company made a further appeal to the Fourth Circuit. The Company has paid all amounts owing under the judgment. On November 21, 2014, SunTrust and the Company entered into a settlement agreement dismissing the remainder of the litigation, which is now concluded.
Other
Other contingent liabilities arising from litigation and other matters over and above amounts already provided for or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or results of operations.
Commitments
The Company leases certain office facilities, equipment and automobiles under operating leases. Lease expense approximated $6 million, $7 million and $9 million for 2015, 2014 and 2013, respectively.
Future minimum payments under operating leases were:

As of December 31, 2015
(dollars in thousands)
2016	$6,843
2017	6,193
2018	6,249
2019	5,764
Remaining after 2019	92
Total	$25,141

14.	Related Party Transactions
The Company has various agreements with AIG and certain of its subsidiaries which provide for reimbursement to and from AIG of certain administrative and operating expenses which include, but are not limited to, cash management and treasury services, information technology services and administrative services (such as tax, human resources and employee benefit administration). These agreements provide for an allocation of corporate expenses based upon a proportional allocation of costs to all subsidiaries. The Company incurred costs for these services of $22 million, $18 million and $16 million in 2015, 2014 and 2013, respectively.
In 2015, the Company transferred $65 million of private equity and hedge fund investments to AIG affiliated entities in return for $64 million of fixed maturity securities and $1 million of cash.
The Company’s investment portfolio is managed by an affiliate of AIG. Under the terms of the investment management agreement the Company is charged a fee by the AIG affiliate. All fees paid to the AIG affiliate are charged to investment expense and are included in net investment income on the Consolidated Income Statements. The total investment expenses paid to the AIG affiliate were $3.4 million, $3.2 million and $3.1 million for the years ended December 31, 2015, 2014 and 2013, respectively.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The financial statements include the following amounts due to and from AIG affiliates relating to recurring service and expense agreements:

As of December 31,
(dollars in thousands)	2015	2014
Amounts payable to affiliates	$29,434	$23,349
Amounts receivable from affiliates	$2,168	$5,400

The Company is party to agreements with AIG under which AIG operates a pooled investment account and acts as agent in handling the purchase and sale of short-term securities for the participants. Amounts invested in such pooled accounts were $30 million and $45 million as of December 31, 2015 and 2014, respectively. Investment income earned on the pooled investment accounts totaled $0.1 million, $0.1 million and $0.2 million for the years ended 2015, 2014 and 2013, respectively.
The current tax payable due to AIG as per the tax sharing agreements was $33.0 million and the current tax receivable was $23.2 million as of December 31, 2015 and 2014, respectively. For the years ended December 31, 2015 and 2014, the Company recorded a deemed return of capital of $85.9 million and a deemed capital contribution of $170.0 million, respectively, that were differences in current taxes payable calculated under the accelerated and annual methods of premium recognition. See Note 9.
The Company, through its subsidiary Connective Mortgage Advisory Company, provides loan evaluation services to an affiliate of AIG. For the years ended December 31, 2015, 2014 and 2013, fees for these services were $10.4 million, $4.0 million and $0.7 million, respectively.
The Company is a limited partner in Irving Partners Limited Partnership (“Irving Partners”), the owner and operator of the office building of the Company’s corporate headquarters in Greensboro, North Carolina. The Company is party to a lease agreement with Irving Partners for the office building. Lease payments made in accordance with the lease agreement were $4 million for the years ending December 31, 2015, 2014 and 2013. Income from the investment in Irving Partners is accounted for under the equity method and recorded in net investment income. For the years ended December 31, 2015, 2014 and 2013, the Company recorded $1.2 million, $1.2 million and $1.3 million, respectively.
The Company’s employees participate in certain benefit plans sponsored by AIG and certain stock-based compensation plans which utilize shares of AIG common stock. See Note 8.
The Company has reinsurance in place or that has been commuted with affiliated companies. See Note 11.
The Company established a $200 million line of credit agreement with AIG in 2015. Under the terms of the agreement, it remains in effect until terminated by either AIG or the Company. AIG has the right to terminate upon not less than 30 calendar days’ written notice to the Company. The Company has the right to terminate upon not less than seven calendar days’ written notice to AIG. As of December 31, 2015, there were no borrowings against the line of credit.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.	Earnings per Share (EPS)
The basic EPS computation for UGCNC is based on the weighted average number of shares of common stock outstanding, adjusted to reflect all stock dividends and stock splits. For the years ended December 31, 2015, 2014 and 2013, the Company had no instruments outstanding that would be dilutive to EPS.
The following table presents the computation of EPS for UGCNC:

Year Ended December 31,
(dollars in thousands, except share data)	2015	2014	2013
Numerator for EPS:
Net income (loss) attributable to UGCNC common shareholders	$359,807	$393,685	$162,711
Denominator for EPS:
Weighted average shares outstanding – basic and diluted	2,206	2,206	2,206
Net income (loss) per common share – basic and diluted	$163,104	$178,461	$73,758

16.	Accumulated Other Comprehensive Income (Loss)
The following table presents a roll-forward of accumulated other comprehensive income (loss):

(dollars in thousands)	Net Unrealized Appreciation (Depreciation) of Investments	Foreign Currency Translation Adjustments	Retirement Plan Liabilities Adjustments	Total
Balance December 31, 2012, net of tax	$107,438	$(19,734)	$(63)	$87,641
Change in net unrealized appreciation (depreciation) on investments	(149,535)	—	—	(149,535)
Change in foreign currency translation adjustments	—	2,284	—	2,284
Change in retirement plan liabilities adjustments	—	—	2	2
Change in deferred tax asset (liability)	50,210	4,672	—	54,882
Total other comprehensive income (loss)	(99,325)	6,956	2	(92,367)
Balance December 31, 2013, net of tax	$8,113	$(12,778)	$(61)	$(4,726)
Change in net unrealized appreciation (depreciation) on investments	87,385	—	—	87,385
Change in foreign currency translation adjustments	—	(6,968)	—	(6,968)
Change in retirement plan liabilities adjustments	—	—	111	111
Change in deferred tax asset (liability)	(31,075)	—	—	(31,075)
Total other comprehensive income (loss)	56,310	(6,968)	111	49,453
Balance December 31, 2014, net of tax	$64,423	$(19,746)	$50	$44,727
Change in net unrealized appreciation (depreciation) on investments	(69,852)	—	—	(69,852)
Change in foreign currency translation adjustments	—	(5,552)	—	(5,552)
Change in retirement plan liabilities adjustments	—	—	(81)	(81)
Change in deferred tax asset (liability)	23,864	—	—	23,864
Total other comprehensive income (loss)	(45,988)	(5,552)	(81)	(51,621)
Balance December 31, 2015, net of tax	$18,435	$(25,298)	$(31)	$(6,894)

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table presents the other comprehensive income (loss) reclassification adjustments for the years ended December 31, 2015, 2014 and 2013:

	Year Ended December 31,
(dollars in thousands)	Net Unrealized Appreciation (Depreciation) of Investments	Foreign Currency Translation Adjustments	Retirement Plan Liabilities Adjustments	Total
2015
Unrealized change arising during the period	$(69,647)	$(5,552)	$(85)	$(70,505)
Less: Reclassification adjustments included in net income	205	—	(4)	4,980
Total other comprehensive income (loss) before income tax expense (benefit)	(69,852)	(5,552)	(81)	(75,485)
Less: Income tax expense (benefit)	(23,864)	—	—	(23,864)
Total other comprehensive income (loss) net of income tax expense (benefit)	$(45,988)	$(5,552)	$(81)	$(51,621)
2014
Unrealized change arising during the period	$83,821	$(6,968)	$114	$83,815
Less: Reclassification adjustments included in net income	(3,564)	—	3	3,287
Total other comprehensive income (loss) before income tax expense (benefit)	87,385	(6,968)	111	80,528
Less: Income tax expense (benefit)	31,075	—	—	31,075
Total other comprehensive income (loss) net of income tax expense (benefit)	$56,310	$(6,968)	$111	$49,453
2013
Unrealized change arising during the period	$(155,097)	$2,284	$3	$(141,401)
Less: Reclassification adjustments included in net income	(5,562)	—	1	5,848
Total other comprehensive income (loss) before income tax expense (benefit)	(149,535)	2,284	2	(147,249)
Less: Income tax expense (benefit)	(50,210)	(4,672)	—	(54,882)
Total other comprehensive income (loss) net of income tax expense (benefit)	$(99,325)	$6,956	$2	$(92,367)
The following table presents the effect of the reclassification of significant items out of accumulated other comprehensive income on the respective line items of the Consolidated Statements of Income:

Year Ended December 31, (dollars in thousands)	Amounts Reclassified from Accumulated Other Comprehensive Income			Affected Line Item in the Consolidated Statements of Income
	2015	2014	2013
Net unrealized appreciation (depreciation) on investments	$205	$(3,564)	$(5,562)	Net realized capital losses
Change in retirement plan liabilities adjustments	$(4)	$3	$1	(a)

(a)	These accumulated other comprehensive income components are included in the computation of net periodic benefit cost.

UNITED GUARANTY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.	Subsequent Events
On February 11, 2016, UGRIC executed a Novation and Amendment agreement relating to the 50 percent quota share agreement. Under the terms of the Novation and Amendment agreement, the coverage will be allocated among NUFIC and two additional AIG affiliated companies, American Home Assurance Company (“American Home”) and Lexington Insurance Company (“Lexington”), as reinsurers. Each of NUFIC and American Home will provide 17.5 percent quota share coverage and Lexington will provide 15 percent quota share coverage, in each case applied effective as of the original reinsurance agreement date. NUFIC, American Home and Lexington are all rated on a pooled basis and have the same financial strength ratings of A2 (stable) and A+ (stable) by Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC, respectively. The Novation and Amendment agreement also amended the original agreement to terminate on a run-off basis on December 31, 2016 unless renewed with GSE non-disapproval and to provide for settlement of ceded balances on a written basis instead of an earned basis. As a result, $160 million of reinsurance funds withheld were settled and paid to the reinsurers on February 29, 2016. Finally, the Novation and Amendment agreement amended the level of assets the reinsurers are required to keep in trust to the greater of the amount required to receive statutory credit for the reinsurance or the percentage of the applicable risk-based required asset amount under PMIERs, which changes in part based on the reinsurers’ rating and was 25 percent as of the effective date of the amendment. The related trust agreement was also amended to include the additional parties.
On February 25, 2016, the board of directors of UGCNC authorized payment of a dividend of up to $310 million to AIG, and such dividend received the last regulatory non-objection on March 30, 2016. The $310 million dividend was subsequently paid to AIG on March 30, 2016, in $78 million of cash and $232 million of fixed maturity securities having a fair market value equal to their carrying value.

UNITED GUARANTY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
(dollars in thousands, except share data)	2016	2015
Assets:
Fixed maturity securities available for sale, at fair value (amortized cost $3,577,121 in 2016, $4,061,091 in 2015)	$3,780,035	$4,089,591
Short-term investments (amortized cost $166,234 in 2016, $123,331 in 2015)	166,234	123,331
Other invested assets (See Note 5)	3,101	2,472
Total investments	3,949,370	4,215,394
Cash	31,497	36,556
Accrued investment income	34,530	40,072
Deferred policy acquisition costs	97,294	93,947
Reinsurance recoverable on paid losses	1,396	2,114
Reinsurance recoverable on loss reserves	24,046	24,943
Reinsurance recoverable on unearned premium reserves	292,356	279,607
Premiums and insurance balances receivable	36,260	35,963
Property and equipment at cost, net of accumulated depreciation of $112,003 in 2016, $102,877 in 2015	86,077	59,118
Deferred income taxes, net	586,271	639,330
Other assets	27,744	37,017
Total assets	$5,166,841	$5,464,061
Liabilities:
Liability for unpaid losses and loss adjustment expenses	$649,051	$738,018
Unearned premiums	872,548	882,646
Reinsurance payable and funds withheld	53,956	223,862
Deferred ceding commission	98,018	79,456
Current income taxes payable	7,970	32,973
Commissions, expenses and taxes payable	19,829	30,340
Other liabilities	99,769	57,880
Total liabilities	1,801,141	2,045,175
Contingencies (See Note 12)

Shareholder’s Equity:
Common stock, $1.00 par value;
5,000,000 shares authorized; 2,206 shares issued and outstanding	2	2
Additional paid-in capital	2,100,003	2,096,458
Accumulated other comprehensive income (loss), net	132,066	(6,894)
Retained earnings	1,133,629	1,329,320
Total shareholder’s equity	3,365,700	3,418,886
Total liabilities and shareholder’s equity	$5,166,841	$5,464,061

See accompanying Notes to Condensed Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Six Months Ended June 30,
(dollars in thousands, except share data)	2016	2015
Revenues:
Premiums written:
Direct and assumed	$483,162	$542,375
Ceded	(147,046)	(259,012)
Net premiums written	336,116	283,363
Decrease (increase) in unearned premiums	22,847	116,757
Net premiums earned	358,963	400,120
Service revenue	5,245	5,541
Net investment income	71,878	69,598
Net realized capital (losses) gains	(29,732)	(274)
Total revenues	406,354	474,985

Losses and expenses:
Losses and loss adjustment expenses incurred	63,814	100,910
Acquisition expenses	35,074	37,267
General operating expenses	65,378	71,010
Total losses and expenses	164,266	209,187
Income before income tax	242,088	265,798
Income tax expense	87,742	98,393
Net income	$154,346	$167,405
Net income per common share–basic and diluted	$69,966	$75,886
Weighted average common shares outstanding–basic and diluted	2,206	2,206

See accompanying Notes to Condensed Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	Six Months Ended June 30,
(dollars in thousands)	2016	2015
Net income	$154,346	$167,405
Other comprehensive income, net of tax:
Change in unrealized appreciation of investments	113,532	(28,897)
Change in foreign currency translation adjustments	25,395	(4,311)
Change in retirement plan liabilities adjustments	33	13
Other comprehensive income	138,960	(33,195)
Total comprehensive income	$293,306	$134,210

See accompanying Notes to Condensed Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY
For the Six Months Ended June 30, 2016 and 2015
(unaudited)

(dollars in thousands)	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss), Net	Retained Earnings	Total Shareholder’s Equity
Balance, December 31, 2015	$2	$2,096,458	$(6,894)	$1,329,320	$3,418,886
Net income	—	—	—	154,346	154,346
Capital contribution from AIG	—	3,545	—	—	3,545
Dividends paid to AIG	—	—	—	(350,037)	(350,037)
Change in unrealized appreciation of investments, net of deferred tax	—	—	113,532	—	113,532
Change in foreign currency translation, net of deferred tax	—	—	25,395	—	25,395
Change in retirement plan liabilities, net of deferred tax	—	—	33	—	33
Balance, June 30, 2016	$2	$2,100,003	$132,066	$1,133,629	$3,365,700
Balance, December 31, 2014	2	2,182,344	44,727	1,049,513	3,276,586
Net income	—	—		167,405	167,405
Change in unrealized appreciation of investments, net of deferred tax	—	—	(28,897)	—	(28,897)
Change in foreign currency translation, net of deferred tax	—	—	(4,311)	—	(4,311)
Change in retirement plan liabilities, net of deferred tax	—	—	13	—	13
Balance, June 30, 2015	$2	$2,182,344	$11,532	$1,216,918	$3,410,796

See accompanying Notes to Condensed Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(dollars in thousands)	2016	2015
Cash Flows from Operating Activities:
Net income	$154,346	$167,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	11,975	8,601
Amortization of premium and discount on investments	4,746	7,114
Net realized capital losses (gains)	29,732	274
Change in accrued investment income	5,542	(232)
Deferred policy acquisition costs capitalized	(16,541)	(13,493)
Amortization of deferred policy acquisition costs	13,194	12,404
Change in insurance balances receivable and payable	(297)	(5,563)
Change in reinsurance recoverable on paid losses	718	(2,470)
Change in reinsurance recoverable on loss reserves	897	3,567
Change in reinsurance recoverable on unearned premium reserves	(12,749)	(195,841)
Change in reinsurance balances payable and funds withheld	21,628	162,838
Change in deferred ceding commission	18,562	51,669
Change in current income taxes	(25,003)	24,035
Change in deferred income taxes	(1,346)	(14,752)
Change in liability for unpaid losses and loss adjustment expenses	(88,967)	(106,010)
Change in unearned premiums	(10,098)	79,108
Change in commissions, expenses and taxes payable	(10,511)	(9,303)
Change in other assets and liabilities	3,791	369
Net cash provided by operating activities	$99,619	$169,720
Cash Flows from Investing Activities:
Purchase of fixed maturity securities available for sale	(396,358)	(531,282)
Proceeds from sales of fixed maturity securities available for sale	322,852	153,355
Maturities of fixed maturity securities available for sale	101,901	207,747
Net change in short-term investments	(42,981)	27,847
Purchase of other invested assets	(629)	(5,269)
Proceeds from sales of other invested assets	—	1,208
Purchases of property and equipment	(11,913)	(6,267)
Net cash used in by investing activities	$(27,128)	$(152,661)
Cash Flows from Financing Activities:
Dividends paid to AIG	(77,972)	—
Net cash used in financing activities	$(77,972)	$—
Effect of exchange rate changes on cash	422	(1,510)
Change in cash	(5,059)	15,549
Cash at beginning of year	36,556	15,963
Cash at end of period	$31,497	$31,512
Supplementary disclosure of cash flow information:
Cash paid (received) during the period for:
Income tax	$120,246	$27,337
Non-cash investing and financing activity:
Non-cash dividends to AIG	$(272,065)	$—
Non-cash contribution of capital from AIG	$3,545	$—

See accompanying Notes to Condensed Consolidated Financial Statements.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1.	Description of Business
United Guaranty Corporation (“UGCNC”) has been a wholly-owned subsidiary of American International Group, Inc. (“AIG”) since 1981.
UGCNC operates its U.S. business through its primary operating subsidiaries, United Guaranty Residential Insurance Company (“UGRIC”) and United Guaranty Mortgage Indemnity Company (“UGMIND”). UGRIC and UGMIND offer mortgage insurance products that provide mortgage lenders and investors protection against default on a portion of the unpaid principal balance of a covered mortgage. Each of the primary operating subsidiaries is approved as a private mortgage guaranty insurer by the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac,” and together with Fannie Mae, the “GSEs”). UGCNC and its subsidiaries are collectively referred to in the unaudited condensed consolidated financial statements as the “Company,” “we” or “our.”
Internationally, UGCNC provides first-lien mortgage insurance in Hong Kong through its subsidiary, AIG United Guaranty Insurance (Asia) Limited (“UG Asia”). UG Asia is party to a 100 percent quota share reinsurance agreement with National Union Fire Insurance Company of Pittsburgh, Pa. (“NUFIC”), an AIG affiliate, and as such cedes all the insurance in force (“IIF”) and risk in force (“RIF”) it writes to NUFIC pursuant to the agreement. See Notes 10 and 13.
The Company has a number of businesses in the United States and in certain international markets that are not actively writing new business and are considered to be in run-off. Domestically, the Company has a run-off second-lien mortgage insurance business and a run-off business of privately originated insured student loans. The Company also has run-off first-lien mortgage insurance businesses in Mexico and Korea. None of the run-off businesses are significant to total IIF or RIF as of June 30, 2016 or December 31, 2015.

2.	Basis of Presentation
These unaudited condensed consolidated financial statements do not include all disclosures that are normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP) and should be read in conjunction with the audited consolidated financial statements and the related notes for the year ended December 31, 2015 included elsewhere in this prospectus.
In the opinion of management, these unaudited condensed consolidated financial statements contain normal recurring adjustments, including eliminations of material intercompany accounts and transactions, necessary for a fair statement of the results presented herein.
Interim-period operating results may not be indicative of the operating results for a full year. We evaluated the need to recognize or disclose events that occurred subsequent to June 30, 2016 and prior to the issuance of these unaudited condensed consolidated financial statements.
Use of estimates: The preparation of financial statements in accordance with GAAP requires the application of accounting policies that often involve a significant degree of judgment. Accounting policies that we believe are most dependent on the application of estimates and assumptions are considered critical accounting estimates and are related to the determination of:

•	liability for unpaid losses and loss adjustment expenses;

•	unearned premiums;

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

•	deferred policy acquisition costs (“DAC”) and ceding commissions;

•	impairment charges, including other-than-temporary impairments on available-for-sale securities;

•
income tax assets and liabilities, including recoverability of our net deferred tax asset and the predictability of future tax operating profitability of the character necessary to realize the net deferred tax asset;

•	reinsurance assets;

•	fair value measurements of certain financial assets and liabilities; and

•	liability for legal contingencies.
These accounting estimates require the use of assumptions, some of which are highly uncertain at the time of estimation. To the extent actual experience differs from the assumptions used, our consolidated financial conditions, results of operations and cash flows could be materially affected.

3.	Summary of Significant Accounting Policies
Accounting Standards Adopted During 2016
Accounting for Share-Based Payments with Performance Targets
In June 2014, the Financial Accounting Standards Board (“FASB”) issued an accounting standard that clarifies the accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. The standard requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition.
The standard is effective for interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted. The standard may be applied prospectively to all awards granted or modified after the effective date or retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter.
We adopted the standard prospectively on its required effective date of January 1, 2016. The adoption of this standard did not have a material effect on our consolidated financial condition, results of operations or cash flows.
Consolidation: Amendments to the Consolidation Analysis
In February 2015, the FASB issued an accounting standard that affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. Specifically, the amendments modify the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities; eliminate the presumption that a general partner should consolidate a limited partnership; affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds.
We adopted the standard prospectively on its required effective date of January 1, 2016. The adoption of this standard did not have a material effect on our consolidated financial condition, results of operations or cash flows.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
Customer Accounting for Fees Paid in a Cloud Computing Arrangement
In April 2015, the FASB issued an accounting standard that provides guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The guidance does not change GAAP applicable to a customer’s accounting for service contracts. Consequently, all software licenses will be accounted for consistent with other licenses of intangible assets.
We adopted the standard prospectively on its required effective date of January 1, 2016. The adoption of this standard did not have a material effect on our consolidated financial condition, results of operations or cash flows.
Future Application of Accounting Standards
Revenue Recognition
In May 2014, the FASB issued an accounting standard that supersedes most existing revenue recognition guidance. The standard excludes from its scope the accounting for insurance contracts, leases, financial instruments, and certain other agreements that are governed under other GAAP guidance, but could affect the revenue recognition for certain of our other activities.
The standard is effective for interim and annual reporting periods beginning after December 15, 2017 and may be applied retrospectively or through a cumulative effect adjustment to retained earnings at the date of adoption. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. We plan to adopt the standard on its required effective date of January 1, 2018, and are assessing the impact of the standard on our consolidated financial condition, results of operations and cash flows.
Short Duration Insurance Contracts
In May 2015, the FASB issued an accounting standard that requires additional disclosures (including accident year information) for short-duration insurance contracts. New disclosures about the liability for unpaid losses and loss adjustment expenses will be required of public business entities for annual periods beginning after December 15, 2015. The annual disclosures by accident year include: disaggregated net incurred and paid claims development tables segregated by business type (not required to exceed 10 years), reconciliation of total net reserves included in development tables to the reported liability for unpaid losses and loss adjustment expenses, incurred but not reported information, quantitative information and a qualitative description about claim frequency, and the average annual percentage payout of incurred claims. Further, the new standard requires, when applicable, disclosures about discounting liabilities for unpaid losses and loss adjustment expenses and significant changes and reasons for changes in methodologies and assumptions used to determine unpaid losses and loss adjustment expenses. In addition, the roll-forward of the liability for unpaid losses and loss adjustment expenses currently disclosed in annual financial statements will be required for interim periods beginning in the first quarter of 2017. Early adoption of the new annual and interim disclosures is permitted.
We are currently evaluating the impact to our financial statements and future disclosures as a result of this standard.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
Recognition and Measurement of Financial Assets and Financial Liabilities
In January 2016, the FASB issued an accounting standard that affects the recognition, measurement, presentation, and disclosure of financial instruments. Specifically, under the new standard, equity investments (other than those accounted for using the equity method of accounting or those subject to consolidation) will be measured at fair value with changes in fair value recognized in earnings. Also, for those financial liabilities for which fair value option accounting has been elected, the new standard requires changes in fair value due to instrument-specific credit risk to be presented separately in other comprehensive income. The standard also updates certain fair value disclosure requirements for financial instruments carried at amortized cost.
The standard is effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption of certain provisions is permitted. We are assessing the impact of the standard on our consolidated financial condition, results of operations and cash flows.
Leases
On February 26, 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This standard will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosures about the amount, timing and uncertainty of cash flows arising from leases.
The standard is effective for annual and interim reporting periods beginning after December 15, 2018. We are assessing the impact of the standard on our consolidated financial condition, results of operations and cash flows.

4.	Segment Information
The Company reports its results of operations consistent with the manner in which the Company’s chief operating decision makers (CODM) review the businesses to assess performance and make decisions about resources to be allocated; the Company has identified a single reportable segment, First-Lien U.S. Mortgage Guaranty. All other results are reported as Corporate and Other.
Pre-tax operating income (loss) is an important measure of performance used by our CODM in our First-Lien U.S. Mortgage Guaranty segment. Pre-tax operating income (loss) is derived by excluding net realized capital gains (losses) from income before income taxes. Net realized capital gains (losses) can vary significantly across periods as the activity is highly discretionary based on the timing of individual security sales due to such factors as market opportunities, our tax and capital profile, and overall market cycles. As such, net realized capital gains (losses) are not viewed by the CODM as part of the operating performance of our primary activity.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
The following table presents the Company’s pre-tax operating income for its reportable segment and Corporate and Other:

(dollars in thousands)	Total Revenues	Net Investment Income	Depreciation and Amortization	Pre-Tax Operating Income
Six Months Ended June 30, 2016
First-Lien U.S. Mortgage Guaranty	$409,036	$66,218	$5,871	$245,822
Corporate and Other	27,048	5,661	6,105	25,998
Total pre-tax operating income	436,086	71,878	11,975	271,820
Reconciling items from pre-tax operating income to pre-tax income:
Net realized capital losses	(29,732)	—	—	(29,732)
Income before income tax	406,354	71,878	11,975	242,088
Six Months Ended June 30, 2015
First-Lien U.S. Mortgage Guaranty	441,360	63,577	3,156	238,074
Corporate and Other	33,898	6,022	5,446	27,998
Total pre-tax operating income	475,258	69,598	8,601	266,072
Reconciling items from pre-tax operating income to pre-tax income:
Net realized capital gains	(274)	—	—	(274)
Income before income tax	474,985	69,598	8,601	265,798

5.	Investments
Securities Available for Sale
The following tables present the amortized cost and fair value of our available-for-sale securities:

As of June 30, 2016 (dollars in thousands)	Amortized Cost or Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Other-Than- Temporary Impairments in AOCI
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$18,408	$3,519	$—	$21,927	$—
Obligations of states, municipalities and political subdivisions	1,256,069	88,909	87	1,344,891	—
Non-U.S. governments	53,528	1,350	42	54,836	—
Corporate debt	1,850,376	103,312	8,161	1,945,527	(1,722)
CMBS	183,608	13,191	71	196,728	—
CDO/ABS	215,132	2,782	1,788	216,126	—
Total	$3,577,121	$213,063	$10,149	$3,780,035	$(1,722)

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

As of December 31, 2015 (dollars in thousands)	Amortized Cost or Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Other-Than- Temporary Impairments in AOCI
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$20,577	$2,514	$26	$23,065	$—
Obligations of states, municipalities and political subdivisions	1,391,565	53,715	1,326	1,443,954	—
Non-U.S. governments	58,250	427	1,484	57,193	—
Corporate debt	2,224,003	20,454	45,868	2,198,589	(3,316)
CMBS	180,676	2,748	1,306	182,118	—
CDO/ABS	186,020	1,005	2,353	184,672	—
Total	$4,061,091	$80,863	$52,363	$4,089,591	$(3,316)

Securities Available for Sale in a Loss Position
The following tables summarize the fair value and gross unrealized losses on our available-for-sale securities, aggregated by major investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less than 12 Months		12 Months or More		Total
As of June 30, 2016 (dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed Maturity Securities Available for Sale:
Obligations of states, municipalities and political subdivisions	$6,417	$10	$5,456	$77	$11,873	$87
Non-U.S. governments	66	—	9,890	42	9,956	42
Corporate debt	77,547	3,048	81,377	5,113	158,924	8,161
CMBS	—	—	6,283	71	6,283	71
CDO/ABS	38,537	1,002	41,279	786	79,816	1,788
Total	$122,567	$4,060	$144,285	$6,089	$266,852	$10,149

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

	Less than 12 Months		12 Months or More		Total
As of December 31, 2015 (dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed Maturity Securities Available for Sale:
U.S. government and government- sponsored entities	$4,433	$26	$—	$—	$4,433	$26
Obligations of states, municipalities and political subdivisions	106,121	864	8,871	462	114,992	1,326
Non-U.S. governments	33,246	1,480	497	4	33,743	1,484
Corporate debt	1,127,794	34,362	61,600	11,506	1,189,394	45,868
CMBS	79,475	1,306	—	—	79,475	1,306
CDO/ABS	89,847	1,190	38,798	1,163	128,645	2,353
Total	$1,440,916	$39,228	$109,766	$13,135	$1,550,682	$52,363
As of June 30, 2016, we held 174 individual fixed maturity securities that were in an unrealized loss position, of which 75 were in a continuous unrealized loss position for 12 months or more. We did not recognize the unrealized losses in earnings on these fixed maturity securities as of June 30, 2016 because we neither intend to sell the securities nor do we believe that it is more likely than not that we will be required to sell these securities before recovery of their amortized cost. For fixed maturity securities with significant declines, we performed fundamental credit analyses on a security-by-security basis, which included consideration of credit enhancements, expected defaults on underlying collateral, review of relevant industry analyst reports and forecasts, and other available market data.
Contractual Maturities of Fixed Maturity Securities Available for Sale
The following tables present the amortized cost and fair value of fixed maturity securities available for sale by contractual maturity:

	Total Fixed Maturity Securities Available for Sale		Total Fixed Maturity Securities Available for Sale in a Loss Position
As of June 30, 2016 (dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$29,315	$29,608	$—	$—
Due after one year through five years	277,423	288,509	12,851	12,651
Due after five years through ten years	1,982,921	2,094,071	138,490	131,679
Due after ten years	888,722	954,993	37,702	36,423
Mortgage-backed, asset-backed and collateralized	398,740	412,854	87,958	86,099
Total	$3,577,121	$3,780,035	$277,001	$266,852

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

	Total Fixed Maturity Securities Available for Sale		Total Fixed Maturity Securities Available for Sale in a Loss Position
As of December 31, 2015 (dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$44,654	$45,198	$2,530	$2,527
Due after one year through five years	410,537	415,550	95,730	93,073
Due after five years through ten years	2,180,373	2,173,773	1,092,786	1,050,827
Due after ten years	1,058,831	1,088,280	200,220	196,135
Mortgage-backed, asset-backed and collateralized	366,696	366,790	211,779	208,120
Total	$4,061,091	$4,089,591	$1,603,045	$1,550,682

Actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.
Total carrying values of cash and securities deposited by our insurance subsidiaries under requirements of regulatory authorities were $33.3 million and $29.7 million as of June 30, 2016 and December 31, 2015, respectively.
Other Invested Assets
We account for our investments using the equity method of accounting. Under the equity method of accounting, our carrying amount generally is our share of the net asset value of the partnerships, and changes in our share of the net asset values are recorded in net investment income. In applying the equity method of accounting, we consistently use the most recently available financial information provided by the general partner or manager of each of these investments, which is one to three months prior to the end of our reporting period. The financial statements of these investees are generally audited annually. The carrying value of these assets was $3 million and $2 million as of June 30, 2016 and December 31, 2015, respectively.
Net Investment Income
The following table presents the primary sources of net investment income:

Six Months Ended June 30, (dollars in thousands)	2016	2015
Fixed maturity securities, including short-term investments	$72,362	$70,016
Alternative and other investments	1,132	1,497
Total investment income	73,494	71,513
Investment expenses	1,616	1,915
Net investment income	$71,878	$69,598

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
Net Realized Capital (Losses) Gains
Net realized capital (losses) gains are determined on a specific identification basis. The following table presents the primary sources of net realized capital gains and losses:

Six Months Ended June 30, (dollars in thousands)	2016	2015
Sales or redemptions of fixed maturity securities	$(2,884)	$(715)
Other-than-temporary impairments	(1,579)	—
Foreign exchange transactions	(24,939)	(283)
Derivative instruments	(330)	724
Total	$(29,732)	$(274)
The following table presents the gross realized capital gains and gross realized capital losses from sales or redemptions of available-for-sale fixed maturity securities:

Six Months Ended June 30, (dollars in thousands)	2016	2015
Fixed maturity securities:
Gross realized gains	15,766	1,809
Gross realized losses	18,650	2,524
Net	$(2,884)	$(715)
Other-Than-Temporary Impairments
The Company had $1.6 million of other-than-temporary impairment charges for the six months ended June 30, 2016. The Company had no other-than-temporary impairment charges for the six months ended June 30, 2015.

6.	Fair Value Measurements
Assets and liabilities recorded at fair value in the Consolidated Balance Sheets are measured and classified in accordance with a fair value hierarchy consisting of three “levels” based on the observability of valuation inputs:

•
Level 1: Fair value measurements based on quoted prices in active markets that we have the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets. We do not adjust the quoted price for such instruments.

•
Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•
Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. Both observable and unobservable inputs may be used to determine the fair values of positions classified in Level 3. The circumstances for using these measurements include those in which there is little, if any, market activity for the asset or liability. Therefore, we must make certain assumptions about the inputs a hypothetical market participant would use to value that asset or liability.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
The following table presents the level within the fair value hierarchy at which the Company’s financial assets were measured on a recurring basis:

(dollars in thousands)	Level 1	Level 2	Level 3	Total
As of June 30, 2016
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$1,005	$20,922	$—	$21,927
Obligations of states, municipalities and political subdivisions	—	1,344,891	—	1,344,891
Non-U.S. governments	—	54,836	—	54,836
Corporate debt	—	1,936,856	8,671	1,945,527
CMBS	—	190,694	6,034	196,728
CDO/ABS	—	123,242	92,884	216,126
Total	$1,005	$3,671,441	$107,589	$3,780,035
As of December 31, 2015
Fixed Maturity Securities Available for Sale:
U.S. government and government-sponsored entities	$—	$23,065	$—	$23,065
Obligations of states, municipalities and political subdivisions	—	1,443,954	—	1,443,954
Non-U.S. governments	—	57,193	—	57,193
Corporate debt	—	2,170,791	27,798	2,198,589
CMBS	—	176,238	5,880	182,118
CDO/ABS	—	96,733	87,939	184,672
Total	$—	$3,967,974	$121,617	$4,089,591

The Company has no liabilities valued at fair value.
Transfers of Level 1 and Level 2 Assets and Liabilities
Our policy is to record transfers of assets and liabilities between Level 1 and Level 2 at their fair values as of the end of each reporting period, consistent with the date of the determination of fair value. Assets are transferred out of Level 1 when they are no longer transacted with sufficient frequency and volume in an active market. Conversely, assets are transferred from Level 2 to Level 1 when transaction volume and frequency are indicative of an active market. There were no transfers from Level 1 to Level 2 during the six months ended June 30, 2016. There were $3.0 million of transfers from Level 1 to Level 2 of U.S. government securities during the six months ended June 30, 2015. There were no material transfers from Level 2 to Level 1 during the six months ended June 30, 2016 and 2015.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
The following table presents changes in Level 3 assets measured at fair value on a recurring basis, and the net realized and unrealized gains (losses) related to the Level 3 assets in the Consolidated Statements of Income:

(dollars in thousands)	Fair Value Beginning of Year	Net Realized and Unrealized Gains (Losses) Included in Income	Accumulated Other Comprehensive Loss	Purchases, Sales and Settlements, Net	Gross Transfers In	Gross Transfers Out	Fair Value End of Period	Change in Unrealized Gains (Losses) Included in Instruments Held at End of Period
Six Months Ended June 30, 2016
Fixed Maturity Securities Available for Sale:
Corporate debt	$27,798	$—	$(2,119)	$983	$3,826	$(21,817)	$8,671	$—
CMBS	5,880	(9)	163	—	—	—	6,034	—
CDO/ABS	87,939	4	1,478	3,463	—	—	92,884	—
Total	$121,617	$(5)	$(478)	$4,446	$3,826	$(21,817)	$107,589	$—
Six Months Ended June 30, 2015
Fixed Maturity Securities Available for Sale:
Corporate debt	$27,893	$—	$(482)	$3,322	$2,102	$(502)	$32,333	$—
CMBS	—	(4)	(214)	6,129	—	—	5,911	—
CDO/ABS	55,881	6	(173)	17,955	—	—	73,669	—
Total	$83,774	$2	$(869)	$27,406	$2,102	$(502)	$111,913	$—

Net realized and unrealized gains (losses) included in income related to Level 3 assets and liabilities shown above are reported in the Consolidated Statements of Income as follows:

(dollars in thousands)	Net Investment Income	Net Realized Capital Gains (Losses)	Other Income	Total
Six Months Ended June 30, 2016
Fixed Maturity Securities Available for Sale	$(5)	$—	$—	$(5)
Six Months Ended June 30, 2015
Fixed Maturity Securities Available for Sale	$(3)	$5	$—	$2

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
The following table presents the gross purchases, sales and settlements:

(dollars in thousands)	Purchases	Sales	Settlements	Purchases, Sales and Settlements, Net
Six Months Ended June 30, 2016
Assets:
Fixed Maturity Securities Available for Sale:
Corporate debt	$1,116	$—	$(133)	$983
CMBS	—	—	—	—
CDO/ABS	5,300	—	(1,837)	3,463
Total	$6,416	$—	$(1,970)	$4,446
Six Months Ended June 30, 2015
Assets:
Fixed Maturity Securities Available for Sale:
Corporate debt	$3,474	$99	$(53)	$3,322
CMBS	6,129	—	—	6,129
CDO/ABS	21,909	(3,152)	(802)	17,955
Total	$31,512	$(3,251)	$(855)	$27,406
Transfers of Level 3 Assets and Liabilities
We record transfers of assets and liabilities into or out of Level 3 at their fair values as of the end of each reporting period, consistent with the date of the determination of fair value. The net realized and unrealized gains (losses) included in income (loss) or other comprehensive income (loss) exclude $0.2 million of net losses related to assets and liabilities transferred into Level 3 during the six months ended June 30, 2016, and include $2.5 million of net losses related to assets and liabilities transferred out of Level 3 during the six months ended June 30, 2016. The net realized and unrealized gains (losses) included in income (loss) or other comprehensive income (loss) contained no material net gains (losses) related to assets and liabilities transferred into or out of Level 3 during the six months ended June 30, 2015.
During the six months ended June 30, 2016 and 2015, transfers into Level 3 assets primarily included certain investments in private placement corporate debt, Commercial Mortgage-Backed Securities (“CMBS”) and Collateralized Debt Obligations/Asset-Backed Securities (“CDO/ABS”). Transfers of certain investments in private placement corporate debt and certain ABS into Level 3 assets were primarily the result of limited market pricing information that required us to determine fair value for these securities based on inputs that were adjusted to better reflect our own assumptions regarding the characteristics of a specific security or associated market liquidity. The transfers of investments in CMBS and CDO and certain ABS into Level 3 assets were due to decreases in market transparency and liquidity for individual security types.
During the six months ended June 30, 2016 and 2015, transfers out of Level 3 assets primarily included certain investments in private placement corporate debt, CMBS and CDO/ABS. Transfers of certain investments in private placement corporate debt, CMBS and CDO/ABS out of Level 3 assets were based on consideration of market liquidity as well as related transparency of pricing and associated observable inputs for these investments. Transfers of certain investments in private placement corporate debt and certain ABS out of Level 3 assets were primarily the result of using observable pricing information that reflects the fair value of those securities without the need for adjustment based on our own assumptions regarding the characteristics of a specific security or the current liquidity in the market.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
Quantitative Information about Level 3 Fair Value Measurements
The table below presents information about the significant unobservable inputs used for recurring fair value measurements for certain Level 3 instruments, and includes only those instruments for which information about the inputs is reasonably available to us, such as data from independent third-party valuation service providers and from internal valuation models. Because input information from third-parties with respect to certain Level 3 instruments (primarily CDO/ABS) may not be reasonably available to us, balances shown below may not equal total amounts reported for such Level 3 assets and liabilities.

(dollars in thousands)	Fair Value	Valuation Technique	Unobservable Input(a)(b)	Range (Weighted Average)(c)
As of June 30, 2016
Assets:
Corporate debt	$3,192	Discounted cash flow	Yield	2.67% - 4.32% (3.77%)
CMBS	$6,034	Discounted cash flow	Yield	3.66% - 4.11% (3.73%)
CDO/ABS	$64,509	Discounted cash flow	Yield	3.82% - 4.54% (4.18%)
As of December 31, 2015
Assets:
Corporate debt	$22,704	Discounted cash flow	Yield	9.01% – 13.39% (11.20%)
CDO/ABS	$58,784	Discounted cash flow	Yield	3.67% – 4.92% (4.30%)

(a)	Represents discount rates that we believe would be used by market participants when valuing these assets.

(b)	For CDO/ABS, reflects information received from third-party valuation service providers.

(c)	The ranges of reported inputs for corporate debt and CDO/ABS consist of one standard deviation in either direction from the weighted average.

The preceding table does not give effect to our risk management practices that might offset risks inherent in these Level 3 assets.
Sensitivity to Changes in Unobservable Inputs
We consider unobservable inputs to be those for which market data is not available and that are developed using the best information available to us about the assumptions that we believe market participants would use when pricing the asset or liability. Relevant inputs vary depending on the nature of the instrument being measured at fair value. The following paragraphs provide a general description of sensitivities of significant unobservable inputs by asset type along with interrelationships between and among the significant unobservable inputs and their impact on the fair value measurements. The effect of a change in a particular assumption in the sensitivity analysis below is considered independently of changes in any other assumptions. In practice, simultaneous changes in assumptions may not always have a linear effect on the inputs discussed below. Interrelationships may also exist between observable and unobservable inputs. Such relationships have not been included in the discussion below. For each of the individual relationships described below, the inverse relationship would also generally apply.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
Corporate Debt
Corporate debt securities included in Level 3 are primarily private placement issuances that are not traded in active markets or that are subject to transfer restrictions. Fair value measurements consider illiquidity and non-transferability. When observable price quotations are not available, fair value is determined based on discounted cash flow models using discount rates based on credit spreads, yields or price levels of publicly traded debt of the issuer or other comparable securities, considering illiquidity and structure. In these situations, the significant unobservable input used in the fair value measurement of corporate debt is the yield. The yield is affected by the market movements in credit spreads and U.S. Treasury yields. In addition, the migration in credit quality of a given security generally has an inverse effect on its spread. Holding U.S. Treasury rates constant, an increase in corporate credit spreads would increase yields and decrease the fair value of corporate debt.
CMBS
The significant unobservable input used in fair value measurements for CMBS is the yield. Prepayment assumptions for each mortgage pool are factored into the yield. CMBS generally feature a lower degree of prepayment risk than residential mortgage backed securities because commercial mortgages generally contain a penalty for prepayment whereas residential mortgages generally do not. In general, increases in the yield would decrease the fair value of CMBS.
CDO/ABS
The significant unobservable input used in fair value measurements of certain CDO/ABS valued by third-party valuation service providers is yield. A change in the yield assumptions for the probability of default will generally be accompanied by a corresponding change in the assumption used. In general, increases in yield, in isolation, would result in a decrease in the fair value measurement. Changes in fair value based on variations in assumptions generally cannot be extrapolated because the relationship between the directional change of each input is not usually linear.
Fair Value Information about Financial Instruments Not Measured at Fair Value
The following table presents the carrying value and estimated fair value of our financial instruments not measured at fair value and indicates the level of the estimated fair value measurement based on the observability of the inputs used:

	Estimated Fair Value
(dollars in thousands)	Level 1	Level 2	Level 3	Total	Carrying Value
As of June 30, 2016
Cash	$31,497	$—	$—	$31,497	$31,497
Short-term investments	—	166,234	—	166,234	166,234
Total	$31,497	$166,234	$—	$197,731	$197,731
As of December 31, 2015
Cash	$36,556	$—	$—	$36,556	$36,556
Short-term investments	—	123,331	—	123,331	123,331
Total	$36,556	$123,331	$—	$159,887	$159,887
Fair Value Measurements on a Non-Recurring Basis
We measure the fair value of our equity method investments on a non-recurring basis, generally quarterly, annually or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. There were no adjustments to fair value during the year.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

7.	Liability for Unpaid Losses and Loss Adjustment Expenses
Activity for the liability for unpaid losses and loss adjustment expenses is summarized as follows:

As of or for the Six Months Ended June 30, (dollars in thousands)	2016	2015
Liability for unpaid losses and loss adjustment expenses, beginning of year	$738,018	$1,007,220
Reinsurance recoverable	(24,943)	(30,559)
Net liability for unpaid losses and loss adjustment expenses, beginning of year	713,075	976,661
Losses and loss adjustment expenses incurred related to:
Current accident year	81,147	117,645
Prior accident year	(17,333)	(16,734)
Total incurred	63,814	100,910
Losses and loss adjustment expenses paid related to:
Current accident year	64	1,129
Prior accident year	152,027	201,668
Total paid	152,091	202,796
Foreign exchange effect and change in real estate owned	207	(1,607)
Net liability for unpaid losses and loss adjustment expenses, end of period	625,005	873,168
Reinsurance recoverable	24,046	26,992
Liability for unpaid losses and loss adjustment expenses, end of period	$649,051	$900,160
The “Losses and loss adjustment expenses incurred” section of the table above shows losses incurred for current and prior accident years. The amount of losses incurred on current accident year delinquencies represents the estimated amount to be ultimately paid on such delinquencies. The amount of losses incurred relating to delinquencies in prior accident years represents the actual claim rate and severity associated with those delinquencies resolved in the current year differing from the estimated liability at the prior year-end, as well as a re-estimation of amounts to be ultimately paid on delinquencies remaining in inventory from the end of the prior year. This re-estimation of the estimated claim rate and estimated severity is the result of our review of current trends in the delinquent inventory, such as percentages of delinquencies that have resulted in a claim, the amount of the claims, changes in the relative level of delinquencies by geography and changes in average loan exposure.
The liability for unpaid losses and loss adjustment expenses decreased by $89 million for the six months ended June 30, 2016, reflecting lower delinquent inventory in the domestic first-lien business as a result of the number of cures and paid claims exceeding the number of newly reported delinquencies. The favorable prior year loss development was driven primarily by favorable gross frequency development due to strong cure activity from the delinquent policies and to a lesser degree, by favorable severity development.
The liability for unpaid losses and loss adjustment expenses decreased by $107 million for the six months ended June 30, 2015, reflecting lower delinquent inventory in the domestic first-lien business as a result of the number of cures and paid claims exceeding the number of newly reported delinquencies. The favorable prior year loss development was driven primarily by favorable gross frequency development due to strong cure activity from the delinquent policies and to a lesser degree, by favorable severity development.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

8.	Income Taxes
Interim Tax Calculation Method
We use the estimated annual effective tax rate method in computing our interim tax provision. Certain items, including those deemed to be unusual, infrequent or that cannot be reliably estimated, are excluded from the estimated annual effective tax rate. In these cases, the actual tax expense or benefit is reported in the same period as the related item.
Interim Tax Expense (Benefit)
For the six-month period ended June 30, 2016, the effective tax rate was 36.2 percent. The effective tax rate differs from the statutory tax rate of 35 percent as no tax benefit has been recognized on certain intercompany restructuring transactions, partially offset by UGC’s tax benefit on its investment in tax-exempt securities.
For the six-month period ended June 30, 2015, the effective tax rate was 37.0 percent. The effective tax rate differs from the statutory tax rate of 35 percent primarily due to adjustments to estimated income tax expense for prior years, partially offset by investment in tax-exempt securities.
Assessment of Deferred Tax Asset Valuation Allowance
As of December 31, 2015 and June 30, 2016, the Company had valuation allowances of $10.8 million related to state and local tax jurisdictions. For the six-month period ended June 30, 2016, the assessment of the realizability of deferred tax assets in these jurisdictions remains consistent with that at December 31, 2015 and as such, there have been no material changes in the valuation allowances.
Pursuant to multiple tax sharing agreements in place prior to 2011 executed with an AIG affiliate, the Company was reimbursed for net operating loss carryforwards generated prior to 2011. Under the terms of the agreements, the Company is obligated to reimburse the AIG affiliate if such tax benefits have not been ultimately utilized by AIG to offset its consolidated tax liability within the applicable carryforward or carryback period up to the amount of $363 million related to net operating loss carryforwards. The net operating loss carryforward expiration periods range from 2028 to 2031.
Should the Company experience an ownership change, utilization of the Company’s net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations set forth in Section 382 of the U.S. Internal Revenue Code of 1986, as amended, and similar state provisions.
Tax Examinations and Litigation
The Company and its eligible subsidiaries are members of an affiliated group which joins in the filing of the U.S. federal consolidated income tax return of AIG. The Company’s subsidiaries operating outside the U.S. file separate income tax returns in their respective jurisdictions. They are taxed, and income taxes are recorded, based on applicable foreign law.
The statute of limitations for all tax years prior to 2000 has expired for AIG’s U.S. federal consolidated income tax return. AIG is currently under examination for the tax years 2000 through 2010. The Company regularly evaluates adjustments proposed by taxing authorities. Interest and penalties, if any, related to such adjustments are recognized in income tax expense.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
The statute of limitations has expired for all separate state jurisdictions prior to tax year 2011. AIG’s unitary group, which UGCNC is part of, is currently under examination in Illinois, Michigan, New York State, New York City, Texas and Vermont. The tax years subject to examination range from 2008 through 2013 and vary by jurisdiction.
Accounting for Uncertainty in Income Taxes
For the six months ended June 30, 2016 and June 30, 2015, we did not have any unrecognized tax benefits. Although it is reasonably possible that a change in the balance of unrecognized tax benefits may occur within the next 12 months, based on the information currently available, we do not expect any change to be material to our consolidated financial condition.

9.	Statutory Financial Data
Statutory policyholders’ surplus was $1.3 billion and $1.6 billion as of June 30, 2016 and December 31, 2015, respectively. Statutory income was $184 million and $175 million for the six months ended June 30, 2016 and 2015, respectively.
Each insurance company is required under the insurance code of its domiciled state or country to maintain capital and surplus based on either a risk to capital ratio or a risk based capital formula. As of June 30, 2016 each of the Company’s insurance subsidiaries met its respective capital requirement. UGCNC’s U.S. mortgage insurance companies are domiciled in North Carolina. Each mortgage insurance company is required under the North Carolina Insurance Code to maintain a minimum capital and surplus of $1.25 million. Additionally, to continue writing new business, each mortgage insurance company is required to maintain a risk to capital ratio less than 25:1. Each of the companies maintained a ratio below this level for the six months ended June 30, 2016 and 2015.

10.	Reinsurance
Certain premiums and losses are assumed from and ceded to other insurance companies under various reinsurance agreements. The effect of reinsurance was as follows:

Six Months Ended June 30, (dollars in thousands)	2016	2015
Premiums earned:
Direct	$470,037	$464,813
Assumed	473	(1,523)
Ceded	(111,547)	(63,169)
Net premiums earned	$358,963	$400,120
Loss and loss adjustment expense:
Direct	$66,467	$103,529
Assumed	514	332
Ceded	(3,167)	(2,951)
Net loss and loss adjustment expense	$63,814	$100,910
See Note 13 for additional information regarding related party reinsurance agreements.
On May 9, 2016, our U.S. first-lien mortgage insurance subsidiaries secured approximately $300 million of aggregate excess of loss reinsurance coverage at inception for new delinquencies on a portfolio of in-force policies issued in 2008 and prior years through a mortgage insurance-linked notes offering by Bellemeade Re II Ltd. (“Bellemeade Re II”), a special purpose reinsurance company domiciled in Bermuda. The approximately $300 million coverage amount decreases over a ten-year period as the underlying covered mortgages amortize. For the coverage period, the ceding insurers will retain the first layer of $646.9 million of aggregate losses and Bellemeade Re II will then provide second

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
layer coverage up to the outstanding coverage amount. The ceding insurers will then retain losses in excess of the outstanding coverage limit.
Under the terms of the transaction, the ceding insurers make risk premium payments for the applicable outstanding coverage amount and also reimburse Bellemeade Re II for certain operating expenses. The mortgage insurance-linked notes mature on April 25, 2026 and are nonredeemable.
11.    Variable Interest Entities
The Company has no consolidated VIEs.
We calculate our maximum exposure to loss to be (i) the amount invested in the debt or equity of the VIE, (ii) the notional amount of VIE assets or liabilities where we have also provided credit protection to the VIE with the VIE as the referenced obligation, and (iii) other commitments and guarantees to the VIE. Interest holders in VIEs sponsored by us generally have recourse only to the assets and cash flows of the VIEs and do not have recourse to us, except in limited circumstances when we have provided a guarantee to the VIE’s interest holders.
The following table presents total assets of unconsolidated VIEs in which we hold a variable interest, as well as our maximum exposure to loss associated with these VIEs:

		Maximum Exposure to Loss
(dollars in thousands)	Total VIE Assets	On-Balance Sheet	Off-Balance Sheet	Total
June 30, 2016
Real estate and investment entities	$13,462	$3,103	$—	$3,103
Bellemeade Re I	204,553	652	1,310	1,962
Bellemeade Re II	298,578	92	1,103	1,195
Total	$516,593	$3,847	$2,413	$6,260
December 31, 2015
Real estate and investment entities	$12,984	$2,472	$—	$2,472
Bellemeade Re I	251,783	643	1,311	1,954
Total	$264,767	$3,115	$1,311	$4,426

12.	Contingencies
In the normal course of business, various commitments and contingent liabilities are entered into by the Company and certain of its subsidiaries. Although the Company cannot currently quantify its ultimate liability for unresolved litigation, it is possible that such liability could have a material adverse effect on the Company’s financial condition or its results of operations or cash flows for an individual reporting period.
Several of the Company’s subsidiaries, like other participants in the mortgage insurance industry, have made claims against various counterparties in relation to alleged underwriting failures, and received corresponding counterclaims from counterparties. These claims and counterclaims allege breach of contract, breach of good faith and fraud among other allegations. These counterparties include mortgage lenders and reinsurers. In addition, UGCNC has been subject to civil litigation relating to its placement of reinsurance with captive reinsurance companies owned by lenders, and may be subject to additional litigation.
Other contingent liabilities arising from litigation and other matters over and above amounts already provided for or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or results of operations.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
13.    Related Party Transactions
The Company has various agreements with AIG and certain of its subsidiaries which provide for reimbursement to and from AIG of certain administrative and operating expenses which include, but are not limited to, cash management and treasury services, information technology services and administrative services (such as tax, human resources and employee benefit administration). These agreements provide for an allocation of corporate expenses based upon a proportional allocation of costs to all subsidiaries. The Company incurred costs for these services of $11.1 million and $10.7 million for the six months ended June 30, 2016 and 2015, respectively.
The Company’s investment portfolio is managed by an affiliate of AIG. Under the terms of the investment management agreement the Company is charged a fee by the AIG affiliate. All fees paid to the AIG affiliate are charged to investment expense and are included in net investment income on the unaudited condensed consolidated income statements. The total investment expenses paid to the AIG affiliate were $1.3 million and $1.7 million for the six months ended June 30, 2016 and 2015, respectively.
The financial statements include the following amounts due to and from AIG affiliates relating to recurring service and expense agreements:

(dollars in thousands)	As of June 30, 2016	As of December 31, 2015
Amounts payable to affiliates	$30,824	$29,434
Amounts receivable from affiliates	$2,840	$2,168

The Company is party to agreements with AIG under which AIG operates a pooled investment account and acts as agent in handling the purchase and sale of short-term securities for the participants. Amounts invested in such pooled accounts were $36 million and $30 million as of June 30, 2016 and December 31, 2015, respectively. Investment income earned on the pooled investment accounts totaled less than $0.1 million for each of the six months ended June 30, 2016 and 2015.
The current tax payable due to AIG as per the tax sharing agreements was $8.0 million and $33.0 million as of June 30, 2016 and December 31, 2015, respectively.
The Company, through its subsidiary Connective Mortgage Advisory Company, provides loan evaluation services to an affiliate of AIG. For the six months ended June 30, 2016, fees for these services were $4.3 million. For the years ended December 31, 2015, 2014 and 2013, fees for these services were $10.4 million, $4.0 million and $0.7 million, respectively.
The Company is a limited partner in Irving Partners Limited Partnership (“Irving Partners”), the owner and operator of the office building of the Company’s corporate headquarters in Greensboro, North Carolina. The Company is party to a lease agreement with Irving Partners for the office building. Lease payments made in accordance with the lease agreement were $1.9 million and $2.0 million for the six months ending June 30, 2016 and 2015, respectively. Income from the investment in Irving Partners is accounted for under the equity method and recorded in net investment income. For each of the six month periods ended June 30, 2016 and 2015, the Company recorded $0.6 million.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
The Company’s employees participate in certain benefit plans sponsored by AIG and certain stock-based compensation plans which utilize shares of AIG common stock. The Company recorded $2.9 million and $6.3 million of expenses related to benefit plans for the six months ended June 30, 2016 and 2015, respectively. The Company recorded $3.5 million and $2.3 million of expenses related to stock-based compensation plans for the six months ended June 30, 2016 and 2015, respectively.
Certain of the Company’s employees have been selected to receive a continuity incentive award under the AIG Leadership Continuity plan (the “LCP”). The terms of the LCP commit the Company to pay each participant at the earlier of: 1) remained employed 24 months after the grant date; or 2) the occurrence of a Completion Event as defined by the occurrence of the closing of a transaction or completion of an initial public offering that results in AIG owning less than 50% of the total voting power of the outstanding voting securities of the Company. Pre-tax expenses associated with the LCP for the six months ended June 30, 2016, were $0.6 million. The Company held a liability of $0.6 million as of June 30, 2016. There were no expenses related to the LCP for the six months ended June 30, 2015. The Company had zero liabilities related to the LCP as of December 31, 2015.
Effective January 1, 2015, UGRIC entered into a 50 percent quota share reinsurance agreement with NUFIC. Under the terms of the original agreement, UGRIC (1) ceded 50 percent of the risk relating to policies written in 2014 that were current as of January 1, 2015, (2) ceded 50 percent of the risk relating to all policies written in 2015, and (3) will cede 50 percent of the risk relating to all policies written in future periods each in exchange for a 30 percent ceding commission and reimbursement of 50 percent of the losses and loss adjustment expenses incurred on covered policies. The agreement calls for quarterly settlement calculated on the basis of statutory earned premiums. For the six months ended June 30, 2016, UGRIC ceded written premiums of $129 million and additional unearned premiums of $33 million. For the six months ended June 30, 2016, UGRIC accrued ceding commissions of $39 million, of which $6 million was recorded as an offset to DAC, $26 million was recorded as deferred ceding commission and $7 million was recorded as an offset to acquisition and general operating expenses. Paid losses for the six months ended June 30, 2016 were immaterial under the 50 percent quota share agreement.
On February 11, 2016, UGRIC executed a Novation and Amendment agreement relating to the 50 percent quota share agreement. Under the terms of the Novation and Amendment agreement, the coverage will be allocated among NUFIC and two additional AIG affiliated companies, American Home Assurance Company (“American Home”) and Lexington Insurance Company (“Lexington”), as reinsurers. Each of NUFIC and American Home will provide 17.5 percent quota share coverage and Lexington will provide 15 percent quota share coverage, in each case applied effective as of the original reinsurance agreement date. NUFIC, American Home and Lexington are all rated on a pooled basis and have the same financial strength ratings of A2 (stable) and A+ (stable) by Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC, respectively. The Novation and Amendment agreement also amended the original agreement to terminate on a run-off basis on December 31, 2016 unless renewed with GSE non-disapproval and to provide for settlement of ceded balances on a written basis instead of an earned basis. As a result, $160 million of reinsurance funds withheld were settled and paid to the reinsurers on February 29, 2016. Finally, the Novation and Amendment agreement amended the level of assets the reinsurers are required to keep in trust to the greater of the amount required to receive statutory credit for the reinsurance or the percentage of the applicable risk-based required asset amount under PMIERs, which changes in part based on the reinsurers’ rating and was 25 percent as of the effective date of the amendment. The related trust agreement was also amended to include the additional parties.
On May 2, 2016, UGCNC distributed as a dividend its ownership in UG Asia to its parent AIG. The carrying value of UG Asia distribution was $39.8 million.
The Company established a $200 million line of credit agreement with AIG in 2015. Under the terms of the agreement, it remains in effect until terminated by either AIG or the Company. AIG has the right to terminate upon not less than 30 calendar days’ written notice to the Company. The Company has the right to terminate upon not less than seven calendar days’ written notice to AIG. As of June 30, 2016, there were no borrowings against the line of credit.

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
14.    Accumulated Other Comprehensive Income (Loss)
The following table presents a roll-forward of accumulated other comprehensive income (loss):

(dollars in thousands)	Net Unrealized Appreciation (Depreciation) of Investments	Foreign Currency Translation Adjustments	Retirement Plan Liabilities Adjustments	Total
Balance December 31, 2015, net of tax	$18,435	$(25,298)	$(31)	$(6,894)
Change in net unrealized appreciation (depreciation) on investments	174,414			174,414
Change in foreign currency translation adjustments		25,395		25,395
Change in retirement plan liabilities adjustments			33	33
Change in deferred tax asset (liability)	(60,882)			(60,882)
Total other comprehensive income (loss)	113,532	25,395	33	138,960
Balance June 30, 2016, net of tax	$131,967	$97	$2	$132,066
Balance December 31, 2014, net of tax	$64,423	$(19,746)	$50	$44,727
Change in net unrealized appreciation (depreciation) on investments	(43,629)			(43,629)
Change in foreign currency translation adjustments		(4,311)		(4,311)
Change in retirement plan liabilities adjustments			13	13
Change in deferred tax asset (liability)	14,732			14,732
Total other comprehensive income (loss)	(28,897)	(4,311)	13	(33,195)
Balance June 30, 2015, net of tax	$35,526	$(24,057)	$63	$11,532
The following table presents the other comprehensive income (loss) reclassification adjustments for the six months ended June 30, 2016 and 2015:

	Six Months Ended June 30,
(dollars in thousands)	Net Unrealized Appreciation (Depreciation) of Investments	Foreign Currency Translation Adjustments	Retirement Plan Liabilities Adjustments	Total
2016
Unrealized change arising during the period	$171,530	$297	$33	$171,860
Less: Reclassification adjustments included in net income	(2,884)	(25,098)	—	(27,982)
Total other comprehensive income (loss) before income tax expense	174,414	25,395	33	199,842
Less: Income tax expense	60,882	—	—	60,882
Total other comprehensive income (loss) net of income tax expense (benefit)	$113,532	$25,395	$33	$138,960
2015
Unrealized change arising during the period	$(44,344)	$(4,311)	$14	$(48,641)
Less: Reclassification adjustments included in net income	(715)	—	1	(714)
Total other comprehensive income (loss) before income tax expense (benefit)	(43,629)	(4,311)	13	(47,927)
Less: Income tax expense (benefit)	(14,732)	—	—	(14,732)
Total other comprehensive income (loss) net of income tax expense (benefit)	$(28,897)	$(4,311)	$13	$(33,195)

UNITED GUARANTY CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
The following table presents the effect of the reclassification of significant items out of accumulated other comprehensive income on the respective line items of the Consolidated Statements of Income:

Six Months Ended June 30, (dollars in thousands)	Amounts Reclassified from Accumulated Other Comprehensive Income		Affected Line Item in the Consolidated Statements of Income
	2016	2015
Net unrealized appreciation (depreciation) on investments	$(2,884)	$(715)	Net realized capital losses
Change in retirement plan liabilities adjustments	$—	$1	(a)

(a)	These accumulated other comprehensive income components are included in the computation of net periodic benefit cost.

15.	Subsequent Events
On July 1, 2016, UGCNC distributed as a dividend its ownership in Connective Mortgage Advisory Company to its parent AIG. The carrying value of Connective Mortgage Advisory Company in the Unaudited Condensed Consolidated Balance Sheet of UGCNC was $2.2 million as of June 30, 2016.